PH HOLDING LLC,

as Company,

The Guarantors party hereto, and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and Collateral Agent

INDENTURE

Dated as of [___________], 2009

10.00% SENIOR NOTES DUE 2012

TABLE OF CONTENTS

                         Page

ARTICLE 1.	DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	1
SECTION 1.1.	Definitions	1
SECTION 1.2.	Compliance Certificates and Opinions	6
SECTION 1.3.	Form of Documents Delivered to the Trustee	7
SECTION 1.4.	Acts of Holders of Securities	7
SECTION 1.5.	Notices, Etc., to Trustee, Company and Guarantors	19
SECTION 1.6.	Notice to Holders of Securities; Waiver	19
SECTION 1.7.	Effect of Headings and Table of Contents	20
SECTION 1.8.	Successors and Assigns	20
SECTION 1.9.	Separability Clause	20
SECTION 1.10.	Benefits of Indenture	20
SECTION 1.11.	Governing Law	20
SECTION 1.12.	Legal Holidays	21
SECTION 1.13.	Conflict with Trust Indenture Act	21
SECTION 1.14.	Counterparts	21
SECTION 1.15.	No Recourse	21
SECTION 1.16.	Waiver of Jury Trial	21
SECTION 1.17.	Force Majeure	21
ARTICLE 2.	THE SECURITIES	22
SECTION 2.1.	Issuance of Securities	22
SECTION 2.2.	Title and Terms	27
SECTION 2.3.	Denominations	28
SECTION 2.4.	Execution, Authentication, Delivery and Dating	28
SECTION 2.5.	Global Securities	29
SECTION 2.6.	Registration, Registration of Transfer and Exchange; Restrictions on Transfer	30
SECTION 2.7.	Mutilated, Destroyed, Lost or Stolen Securities	32
SECTION 2.8.	Payment of Interest; Interest Rights Preserved	33
SECTION 2.9.	Persons Deemed Owners	34
SECTION 2.10.	Cancellation	34
SECTION 2.11.	Computation of Interest	34
SECTION 2.12.	CUSIP Numbers	34
ARTICLE 3.	SATISFACTION AND DISCHARGE	35
SECTION 3.1.	Satisfaction and Discharge of Indenture	35
SECTION 3.2.	Application of Trust Money	36
ARTICLE 4.	REMEDIES	36
SECTION 4.1.	Events of Default	36
SECTION 4.2.	Acceleration of Maturity; Rescission and Annulment	38

i

SECTION 4.3.	Collection of Indebtedness and Suits for Enforcement by Trustee	39
SECTION 4.4.	Trustee May File Proofs of Claim	40
SECTION 4.5.	Trustee May Enforce Claims without Possession of Securities	40
SECTION 4.6.	Application of Money Collected	40
SECTION 4.7.	Limitation on Suits	41
SECTION 4.8.	Unconditional Right of Holders to Receive Principal, Premium and Interest	41
SECTION 4.9.	Restoration of Rights and Remedies	42
SECTION 4.10.	Rights and Remedies Cumulative	42
SECTION 4.11.	Delay or Omission Not Waiver	42
SECTION 4.12.	Control by Holders of Securities	42
SECTION 4.13.	Waiver of Past Defaults	43
SECTION 4.14.	Undertaking for Costs	43
SECTION 4.15.	Waiver of Stay, Usury or Extension Laws	43
ARTICLE 5.	THE TRUSTEE	44
SECTION 5.1.	44
SECTION 5.2.	Notice of Defaults	45
SECTION 5.3.	Certain Rights of Trustee	45
SECTION 5.4.	Not Responsible for Recitals or Issuance of Securities	47
SECTION 5.5.	May Hold Securities, Act as Trustee under Other Indentures	47
SECTION 5.6.	Money Held in Trust	47
SECTION 5.7.	Compensation and Reimbursement	47
SECTION 5.8.	Corporate Trustee Required; Eligibility	48
SECTION 5.9.	Resignation and Removal; Appointment of Successor	48
SECTION 5.10.	Acceptance of Appointment by Successor	50
SECTION 5.11.	Merger, Conversion, Consolidation or Succession to Business	50
SECTION 5.12.	Authenticating Agents	50
SECTION 5.13.	Disqualification; Conflicting Interests	52
SECTION 5.14.	Preferential Collection of Claims Against Company	52
ARTICLE 6.	CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE	52
SECTION 6.1.	Company May Consolidate, Etc., Only on Certain Terms	52
SECTION 6.2.	Successor Substituted	53
ARTICLE 7.	SUPPLEMENTAL INDENTURES	53
SECTION 7.1.	Supplemental Indentures without Consent of Holders of Securities	53

ii

SECTION 7.2.	Supplemental Indentures with Consent of Holders of Securities	54
SECTION 7.3.	Execution of Supplemental Indentures	55
SECTION 7.4.	Effect of Supplemental Indentures	55
SECTION 7.5.	Reference in Securities to Supplemental Indentures	55
SECTION 7.6.	Notice of Supplemental Indentures	56
ARTICLE 8.	COVENANTS	56
SECTION 8.1.	Payment of Principal, Premium and Interest	56
SECTION 8.2.	Maintenance of Offices or Agencies	56
SECTION 8.3.	Money for Security Payments to Be Held in Trust	57
SECTION 8.4.	Existence	58
SECTION 8.5.	Statement by Officers as to Default	58
SECTION 8.6.	Delivery of Certain Financial and Business Information; Visitation; Confidentiality	58
SECTION 8.7.	Additional Subsidiary Guarantees	61
SECTION 8.8.	Compliance With Law	61
SECTION 8.9.	Insurance	61
SECTION 8.10.	Maintenance of Properties	62
SECTION 8.11.	Payment of Taxes and Claims	62
SECTION 8.12.	Books and Records	62
SECTION 8.13.	Priority of Securities	62
SECTION 8.14.	Transactions with Affiliates	62
SECTION 8.15.	Line of Business	63
SECTION 8.16.	Terrorism Sanctions Regulations	63
SECTION 8.17.	Restriction on Indebtedness	63
SECTION 8.18.	Restrictions on Liens	64
SECTION 8.19.	Restrictions on Investments	65
SECTION 8.20.	Restricted Payments	65
SECTION 8.21.	Asset Sales	66
SECTION 8.22.	Compliance with Environmental Laws	66
SECTION 8.23.	Subordinated Indebtedness	67
SECTION 8.24.	Minimum Tangible Net Worth	67
SECTION 8.25.	Collateral for Securities	67
ARTICLE 9.	PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL	67
SECTION 9.1.	Right to Require Repurchase	67
SECTION 9.2.	Notices; Method of Exercising Repurchase Right, Etc.	68
ARTICLE 10.	HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY; NON-RECOURSE	69

iii

SECTION 10.1.	Company to Furnish Trustee Names and Addresses of Holders	70
SECTION 10.2.	Preservation of Information	70
SECTION 10.3.	No Recourse Against Others	70
SECTION 10.4.	Reports by Trustee	70
SECTION 10.5.	Reports by Company	70
SECTION 10.6.	Certain Trust Indenture Act Requirements Relating to Collateral	71
ARTICLE 11.	REDEMPTION OF SECURITIES	72
SECTION 11.1.	Right of Redemption; Required Redemption	72
SECTION 11.2.	Applicability of Article	72
SECTION 11.3.	Notice to Trustee Regarding Redemption	72
SECTION 11.4.	Selection by Trustee of Securities to Be Redeemed	72
SECTION 11.5.	Notice of Redemption	73
SECTION 11.6.	Deposit of Redemption Price	73
SECTION 11.7.	Securities Payable on Redemption Date	73
SECTION 11.8.	Securities Redeemed in Part	74
ARTICLE 12.	SUBSIDIARY GUARANTEES	74
SECTION 12.1.	Guarantee	75
SECTION 12.2.	Limitation on Guarantor Liability	76
SECTION 12.3.	Execution and Delivery of Subsidiary Guarantee	76
SECTION 12.4.	Guarantors May Consolidate, etc., on Certain Terms; Releases	76
ARTICLE 13.	COLLATERAL AND SECURITY	77
SECTION 13.1.	The Collateral	77
SECTION 13.2.	Release of Liens on the Collateral	77
SECTION 13.3.	Suits to Protect Collateral	79
SECTION 13.4.	Authorization of Receipt of Funds by the Trustee Under the Security Documents	79
SECTION 13.5.	Purchaser Protected	79
SECTION 13.6.	Powers Exercisable by Receiver or Trustee	80
SECTION 13.7.	Trustee and Collateral Agent	80
SECTION 13.8.	Resignation and Removal of Collateral Agent; Appointment of Successor	80
SECTION 13.9.	Acceptance of Appointment by Successor Collateral Agent	82
SECTION 13.10.	Merger, Conversion, Consolidation or Succession to Business of Collateral Agent	82

iv

CROSS-REFERENCE TABLE*

TIA SECTION		INDENTURE SECTION
Section	310(a)(1)	5.8
	(a)(2)	5.8
	(a)(3)	N/A**
	(a)(4)	N/A**
	(a)(5)	5.8
	(b)	5.5, 5.9, 5.10, 5.13
	(c)	N/A**

Section	311(a)	5.5, 5.14
	(b)	5.5, 5.14
	(c)	N/A**

Section	312(a)	10.1, 10.2
	(b)	10.2
	(c)	10.2

Section	313(a)	10.4
	(b)(1)	10.6
	(b)(2)	10.4
	(c)	1.6, 10.4
	(d)	10.4

Section	314(a)	1.5, 8.5, 8.6, 10.5
	(b)	10.6
	(c)(1)	1.2
	(c)(2)	1.2
	(c)(3)	10.6
	(d)	10.6
	(e)	1.2
	(f)	N/A**

Section	315(a)	5.1(a)
	(b)	1.6, 5.2
	(c)	5.1(b)
	(d)	5.1(c)
	(e)	4.14

Section	316(a)(last sentence)	1.1
	(a)(1)(A)	4.12
	(a)(1)(B)	4.13
	(a)(2)	N/A
	(b)	4.8
	(c)	1.4(e)

Section	317(a)(1)	4.3
	(a)(2)	4.4
	(b)	3.2

Section	318(a)	1.13
	(b)	N/A**
	(c)	1.3

*	This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.
**	N/A means Not Applicable

v

INDENTURE, dated as of [______________], 2009, among PH Holding LLC, a Delaware limited liability company, having its principal office at c/o Woodside Group, LLC, 39 East Eagleridge Drive, Suite 102, North Salt Lake, Utah 84054 (herein called the “Company”), the Guarantors (as defined below), and Wells Fargo Bank, National Association, a banking corporation organized under the laws of the United States of America, as Trustee hereunder (in such capacity, herein called the “Trustee”) and Collateral Agent (in such capacity, herein called the “Collateral Agent”).

RECITALS OF THE COMPANY

Reference is made to the Second Amended Joint Plan of Reorganization of Woodside Group, LLC and affiliated debtors (the “Plan”) that was confirmed and has become effective on [__________ __], 2009 in the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Bankruptcy Court”). Pursuant to the Plan, the Company has become the direct or indirect owner of all of the outstanding equity interests of Woodside Group, LLC and such affiliated debtors. This Indenture evidences, and sets forth terms and conditions governing, the indebtedness that is being issued by the Company to the holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims (as defined in the Plan) pursuant to the terms of the Plan, which indebtedness is sometimes referred to herein as the “Securities.” This Indenture will take effect on the Effective Date of the Plan.

All things necessary to make the Securities, upon the Effective Date of the Plan, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done, and each of the Guarantors has agreed to guarantee the obligations of the Company hereunder.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1.

DEFINITIONS AND OTHER PROVISIONS

OF GENERAL APPLICATION

SECTION 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)       the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b)       all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

(c)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.4(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” means a member of, or a participant in, the Depositary.

“Aggregate Distribution Share” has the meaning ascribed to such term in the Plan.

“Allowed Claims” has the meaning ascribed to such term in the Plan.

“Allowed Reorganizing Debtor Unsecured Non-Priority Claims” means Allowed Claims that are Unsecured Non-Priority Claims, as defined in the Plan.

“Amount of Claims Paid in Cash” has the meaning ascribed to it in Section 2.1.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

“Applicable Percentage” has the meaning specified in Section 2.1.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized pursuant to Section 5.12 to act on behalf of the Trustee to authenticate Securities.

“Bankruptcy Court” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Board of Directors” means either the board of directors, management committee or equivalent governing body of the Company or any duly authorized committee of that board of directors, management committee or equivalent governing body.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such Place of Payment or other place, as the case may be, are authorized or obligated by law or executive order to close.

“Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any class of capital stock, share capital, partnership interest, limited liability company interest, beneficial interest in a trust, or similar equity interest of a Person.

“Cash Equivalents” means, as to the Company and the Subsidiaries as of any date, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than six (6) months from such date; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of six (6) months or less from such date, bankers’ acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, with any domestic commercial bank organized under the laws of the United States of America or any state thereof or a foreign subsidiary of such bank, in each case having a rating of not less than A or its equivalent by S&P or any successor and having capital and surplus in excess of U.S.$1,000,000,000; (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (a) and (b) above; (d) any commercial paper or finance company paper issued by a Person organized and existing under the laws of the United States of America or any state thereof whose debt securities are rated not less than “P-1” or “A-1” or their equivalents by Moody’s or S&P or their successors; and (e) money-market mutual funds that invest solely in the investments set forth in any of items (a) through (d), inclusive, above.

“Claim Resolution Notice” has the meaning specified in Section 2.1.

“Code” has the meaning specified in Section 2.1.

“Change of Control” means an event or series of events by which:

(a)       any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than thirty-five percent (35%) of the equity securities of the Company entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)       during any period of twelve (12) consecutive months, a majority of the members of the Board of Directors of the Company cease to be composed of individuals (i) who were members of that Board of Directors on the first day of such period, (ii) whose election or nomination to that Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board of Directors or (iii) whose election or nomination to that Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that Board of Directors (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more members of the Board of Directors by any person or group other than a solicitation for the election of one or more members of the Board of Directors by or on behalf of the Board of Directors); or

(c)       any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing more than thirty-five percent (35%) of the combined voting power of such securities.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Collateral” means all property and assets, whether now owned or hereafter acquired, in which Liens are, from time to time, purported to be granted to secure the Securities and Subsidiary Guarantees pursuant to the terms of the Security Documents.

“Collateral Agent” means Wells Fargo Bank, National Association, or its successors and assigns as Collateral Agent under the Security Documents.

“Common Equity” of any Person means capital stock or other ownership interests of such Person that is generally entitled to (1) vote in the election of directors of such Person or (2) if such Person is not a Corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Notice” has the meaning specified in Section 9.2(a).

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company, and delivered to the Trustee.

“Competitor of the Company” means (a) any Person listed on Schedule A hereto (b) any Control Affiliate of any such Person, (c) any successor to the business of any such Person or Control Affiliate and (d) any corporation, partnership, limited liability company, firm, association or other entity in which any such Person, Control Affiliate or successor owns ten percent (10%) or more of the equity interests or ten percent (10%) or more of any class of voting securities outstanding; provided that the Board of Directors may, by notice to the Trustee (which the Trustee shall promptly provide to each of the Holders) amend Schedule A from time to time to add additional Persons that the Board of Directors determines in good faith to be competitors of the Company and its Subsidiaries.

“Control” including the correlative terms “Controlling,” “Controlled by,” and “under common Control with” refer to the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.  For the purposes of the preceding sentence, control will include when a Person possesses, directly or indirectly, through one or more intermediaries (i) in the case of a corporation, more than 50% of the outstanding voting securities thereof; (ii) in the case of a limited liability company, partnership, limited partnership or venture, the right to more than 50% of the distributions therefrom (including liquidating distributions); or (iii) in the case of any other Person, more than 50% of the economic or beneficial interest therein.

“Control Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified.

“Corporate Trust Office” means (a) with respect to the Trustee, the office of the Trustee at which at any particular time its corporate trust business shall be principally administered (which at the date of this Indenture is located at 45 Broadway, New York, NY 10006, Attn: Corporate Trust Office), and (b) with respect to the Collateral Agent, the office of the Collateral Agent at which at any particular time its collateral agent business shall be principally administered (which at the date of this Indenture is located at 45 Broadway, New York, NY 10006, Attn: Corporate Trust Office).

“Corporation” means a corporation, company, association, joint-stock company or business trust.

“Debt” means, with respect to any Person, without duplication,

(a)       its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)       its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)       all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)       all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

(e)       any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Without limitation of the foregoing, Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person or its property remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Default” means the occurrence or existence of any event or circumstance that, with the giving of notice and/or the passage of time would constitute an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.8.

“Depositary” means, with respect to any Registered Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Registered Securities (or any successor securities clearing agency so registered).

“Disputed Claims” has the meaning ascribed to such term in the Plan.

“Disputed Estimated Claims Resolution Holder” has the meaning specified in Section 2.1.

“Distribution” means, with respect to the Company, the declaration or payment of any dividend on or in respect of any shares of any class of stock or equity interest of the Company; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of stock or equity interest of the Company, directly or indirectly through a Subsidiary or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Company to its equity holders as such; or any other distribution on or in respect of any class of stock or equity interest of the Company.

“Dollar” or “U.S.$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Domestic Subsidiary” means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“DTC” means The Depository Trust Company, a New York corporation.

“Effective Date” has the meaning ascribed to such term in the Plan.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Estimated Claims” has the meaning ascribed to such term in the Plan.

“Event of Default” has the meaning specified in Section 4.1.

“Excess Cash” means, as of any Excess Cash Determination Date, the amount by which the aggregate cash and Excess Cash Equivalents of the Company and its Subsidiaries on such Excess Cash Determination Date (net of any principal or interest payment on the Securities that is due on such Excess Cash Determination Date that has not yet been made or that is due within six (6) months after such Excess Cash Determination Date that has not yet been made) exceed the sum of (a) $100,000,000, plus (b) the Excess Cash Tax Liability Reduction Amount with respect to the applicable Excess Cash Determination Date.

“Excess Cash Determination Date” means June 30, 2010, and each December 31 and June 30 thereafter.

“Excess Cash Equivalents” means, as to the Company and the Subsidiaries as of any date, (a) securities issued or directly and fully guaranteed or insured by the United States of America or any state or territory of the United States of America; (b) certificates of deposit, time deposits and eurodollar time deposits, bankers’ acceptances and overnight bank deposits; (c) repurchase obligations for underlying securities of the types described in clauses (a) and (b) above; (d) any commercial paper or finance company paper; (e) stocks, bonds and other marketable securities; and (f) money-market mutual funds that invest solely in the investments set forth in any of items (a) through (e), inclusive, above.  Nothing in this definition is intended to or shall permit the Company to have any Investment that is not permitted by Section 8.19.

“Excess Cash Tax Liability Reduction Amount” means, with respect to the determination of the amount of Excess Cash on any Excess Cash Determination Date, an amount equal to 45% of the Net Income of the Company for the two fiscal quarters ended on such Excess Cash Determination Date.

“Exchange Act” means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

“Extension Conditions” means the occurrence of the following: (a) the Company shall have given notice to the Trustee not less than 90 days and not more than 180 days prior to December 31, 2012 that the Company desires to extend the date of the Stated Maturity with respect to the principal of the Securities from December 31, 2012 to December 31, 2013, (b) no Default or Event of Default shall have occurred and be continuing at the time such notice is given, and (c) the Company shall have paid to the Trustee in immediately available funds, at the time of or within one (1) Business Day after the giving of the notice referred to in clause (a) of this definition, for the ratable accounts of the Holders (based on the respective amounts of the principal balances of the Securities owned by each of such Holders), an extension fee in an amount equal to one percent (1%) of the outstanding principal balance of the Securities at the time that such notice is given.

“Final Claim Resolution Date” means the date that the Trustee receives notice from the Company or its counsel stating that all Disputed Claims and Estimated Claims which, when resolved, may become Allowed Reorganizing Debtor Unsecured Non-Priority Claims, have been resolved and are no longer Disputed Claims or Estimated Claims.

“Final Order” has the meaning ascribed to such term in the Plan.

“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

“Global Security” means a Registered Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including without limitation obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)       to purchase such indebtedness or obligation or any property constituting security therefor;

(b)       to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)       to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)       otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Guarantors” means the Domestic Subsidiaries and their respective successors and assigns.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including, without limitation, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holder” means the Person in whose name the Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and rent payable on or in connection with, and all fees, costs, claims, expenses and other amounts payable in connection with, the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred or assumed: (1) all of such Person’s indebtedness evidenced by a credit or loan agreement, note, bond, debenture, or other similar instrument whether or not the recourse of the lender is to all of the Company’s assets or only to a portion; (2) all of such Person’s indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including, without limitation, overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by physical notes or similar instruments, or bonds, debentures, physical notes or similar instruments, whether or not the recourse of the lender is to all of such Person’s assets or only to a portion thereof; (3) all of such Person’s obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP; (4) all of such Person’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements, or any personal property included as part of any such lease, which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of such Person’s obligations under such lease or related document to purchase or cause a third party to purchase the leased property, whether or not such lease transaction is characterized as an operating lease or capitalized lease in accordance with GAAP; (5) all of such Person’s obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts, or similar agreements or arrangements; (6) all of such Person’s obligations with respect to letters of credit, bank guarantees, bankers’ acceptances and similar facilities, including related reimbursement obligations; (7) all of such Person’s obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business); (8) all of such Person’s obligations of the type referred to in clauses (1) through (7) above of another Person and all dividends of another Person, the payment of which, in either case, such Person has assumed or guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise or which is secured by a lien on such Person’s property; and (9) renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in clauses (1) through (8) of this definition; provided, however, that Indebtedness shall not include accounts payable or other accrued liabilities or obligations incurred in the ordinary course of business in connection with the obtaining of materials or services and any indebtedness or obligation that such Person may owe to any direct or indirect Subsidiary.

“Indenture” means this Indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Indenture and any such supplemental indenture, respectively.

“Instrument of Transfer” means, with respect to any Securities, a written instrument of transfer of such Securities, in such form as may be satisfactory to the Company and the Trustee, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Investments” means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to such asset.

“Majority Holders” means, at any time, the Holders of more than 50% of the principal amount of the Outstanding Securities.

“Make-Whole Amount” means, with respect to any Security, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Security over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Security, the principal of such Security that has become or is declared to be immediately due and payable pursuant to Section 4.2, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Security, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Securities is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Security, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining

Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Security.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Security, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date (it being understood that, as of the Effective Date, the scheduled due date of all of the principal of the Securities is the Stated Maturity thereof), provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Securities, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 4.2.

“Settlement Date” means, with respect to the Called Principal of any Security, the date on which such Called Principal has become or is declared to be immediately due and payable pursuant to Section 4.2, as the context requires.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Indenture and the Securities, or (c) the validity or enforceability of this Indenture or the Securities.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the repurchase right set forth in Article 9 or otherwise.

“Maximum Principal Amount” means U.S.$315,000,000.

“Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period, after deduction of all expenses, taxes, and other proper charges, for income tax purposes.

“Net Proceeds” means, with respect to any asset sale, the net cash proceeds received by a Person in respect of such asset sale, less the sum of (a) all reasonable out-of-pocket fees, commissions and other reasonably and customary direct expenses actually incurred in connection with such asset sale, including the amount of any transfer or documentary taxes required to be paid by such Person in connection with such asset sale, and (b) the aggregate amount of cash so received by such Person which is required to be used to retire (in whole or in part) any Indebtedness (other than under this Indenture) of such Person permitted by Section 8.17 that was secured by a Lien permitted by clauses (i) through (ix) of Section 8.18 having priority over the Liens of the Trustee with respect to the assets that were sold and which is required to be repaid with the proceeds from such asset sale.

“Notice of Default” has the meaning specified in Section 4.1.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable by the Company and/or any of the Guarantors under this Indenture, the Securities, the Subsidiary Guarantees or the Security Documents, in each case whether primary, secondary, direct, contingent, fixed or otherwise.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, a chief executive officer, a president, a chief financial officer, chief operating officer, any executive vice president, any senior vice president, any Vice President, the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary.

“Officer’s Certificate” means a certificate signed by any Officer of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for or employed by the Company and who shall be acceptable to the Trustee.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered (or issued by the Company and registered on the records of the Trustee) under this Indenture, except:

(1)       Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)       Securities for the payment of which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (if other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and

(3)       Securities that have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent. The Company has initially appointed the Trustee as its Paying Agent.

“Person” means a natural person, Corporation, limited liability company, general partnership, limited partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Note” means a note in physical form that is issued hereunder to evidence Securities, which term includes any Global Securities.

“PIK Portion” has the meaning specified in Section 2.2.

“Place of Payment” has the meaning specified in Section 2.2.

“Plan” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Preferred Stock” means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

“Pre-Funded Interest” has the meaning specified in Section 2.8(b).

“Quarterly Note Issuance Date” means the last Business Day of each March, June, September and December; provided, however, that the first Quarterly Note Issuance Date shall be the first such date that is at least three (3) months after the Effective Date.

“Record Date” means any Regular Record Date or Special Record Date.

“Record Date Period” means the period from the close of business of any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption” has the meaning specified in Section 11.1.

“Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Notice Date” has the meaning specified in Section 11.5.

“Redemption Price” means one hundred percent (100%) of the principal amount of the Securities to be redeemed on the Redemption Date.

“Registered Securities” has the meaning specified in Section 2.1.

“Regular Record Date” for interest payable in respect of any Registered Security on any Interest Payment Date means the March 15, June 15, September 15 or December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Repurchase Date” has the meaning specified in Certain Duties and Responsibilities Section 9.1.

“Repurchase Price” has the meaning specified in Section 9.1.

“Responsible Officer,” when used with respect to the Trustee or the Collateral Agent, means any officer within the corporate trust department of the Trustee or collateral agency or similar department of the Collateral Agent, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee or the Collateral Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter or collateral agency matter, as applicable, is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Payments” means, in relation to the Company and the Subsidiaries, any (a) Distribution, (b) payment or prepayment by the Company or any Subsidiary to the Company’s or Subsidiary’s equity holders (in each case, other than to the Company), or to any Affiliate of the Company or a Subsidiary or any Affiliate of the Company’s or a Subsidiary’s equity holders (in each case, other than to the Company), or (c) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse, or other Person (a “Derivatives Counterparty”) obligating the Company or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any equity interest in the Company or any Subsidiary.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company”.

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Security Documents” means all security agreements, pledge agreements, control agreements, and other instruments and documents pursuant to which the Company or any Guarantor grants (or purports to grant) to the Trustee, for the benefit of the Holders of the Securities, or pursuant to which there is perfected or controlled (or sought to be perfected or controlled) any collateral or other security for the obligations of the Company hereunder or under the Securities or for the obligations of any Guarantor of the obligations of the Company hereunder or under the Securities.

“Security Obligations” means (a) all of the Obligations, (b) the performance of all other obligations of the Company under or pursuant to this Indenture, the Securities and each of the Security Documents, and (c) the performance of all other obligations of each Guarantor under or pursuant to this Indenture, the Subsidiary Guarantees and each of the Security Documents.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 2.6.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.8.

“Stated Maturity,” when used with respect to any Security evidenced by a Physical Note or any installment of interest thereon, means the date specified in such Physical Note as the fixed date on which the principal of such Security or such installment of interest is due and payable. The Stated Maturity of the principal of each Security that is not evidenced by a Physical Note shall be December 31, 2012 (or, if the Extension Conditions are satisfied, December 31, 2013) and the Stated Maturity of each installment of interest on each Security that is not evidenced by a Physical Note shall be March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2009.

“Subordinated Indebtedness means unsecured Indebtedness of the Company or a Subsidiary that is expressly subordinated and made junior to the payment and performance in full of the Securities, and evidenced as such by a written instrument containing terms and subordination provisions in form and substance approved by the Trustee in writing.

“Subsidiary” means a Person more than fifty percent (50%) of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company. For the purposes of this definition, “voting stock” means stock or other equity interests or similar interests in the Person that ordinarily has or have voting power for the election of directors or Persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Subsidiary Guarantee” means the guarantee, executed pursuant to the provisions of this Indenture, by each Guarantor of the Company’s payment and performance obligations under this Indenture, the Securities and the Security Documents.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Tangible Net Worth” means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the excess of Total Assets over Total Liabilities, and less the sum of:

(a)       the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under GAAP, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

(b)       all amounts representing any write-up in the book value of any assets of the Company or its Subsidiaries resulting from a revaluation thereof on or after the Effective Date; plus

(c)       to the extent otherwise includable in the computation of Tangible Net Worth, any subscriptions receivable.

“Threshold Amount” means U.S.$3,000,000 (or its equivalent in the relevant currency of payment or other obligation with respect to any reference herein to the Threshold Amount).

“Total Assets” means, at any time, the sum of all assets (“consolidated balance sheet assets”) of the Company and its Subsidiaries at such time as determined on a consolidated basis in accordance with GAAP.

“Total Liabilities” means, at any time, all liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and classified as such on the consolidated balance sheet of the Company and its Subsidiaries and all other Indebtedness of the Company and its Subsidiaries, whether or not so classified.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Vice President” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary 100% of all of the Common Equity and other equity interests of which are owned by the Company and/or other Wholly-Owned Subsidiaries at such time.

SECTION 1.2. Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if required by this Indenture or the Trust Indenture Act, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)       a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)       a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

(d)       a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided, however, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials; and

(e)       a statement that the action contemplated complies with the provisions of the Indenture.

SECTION 1.3. Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4. Acts of Holders of Securities.

(a)       Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders. Such action shall become effective when such instrument or instruments is delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act”  of the Holders of Securities signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section 1.4.

(b)       The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)       The principal amount and serial number (if evidenced by a Physical Note) of any Registered Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.

(d)       The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other manner that the Trustee deems sufficient.

(e)       The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders. Promptly and in any case not later than ten (10) days after setting a record date, the Company shall notify the Trustee and the Holders of such record date. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the thirtieth (30th) day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 10.1) prior to such first solicitation or vote, as the case may be. With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date. Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

Upon receipt by the Trustee from any Holder of (1) any Notice of Default referred to in Section 4.1(d), any Default referred to in Section 4.1(d) as to which no Notice of Default has not yet been given, or any Default referred to in Section 4.1(c), if the applicable Default has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (2) any declaration of acceleration referred to in Section 4.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (3) any direction referred to in Section 4.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (2) and (3), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth (10th) day (or, if such day is not a Business Day, the next succeeding Business Day) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (1), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such Notice of Default. Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (2) or (3), and promptly after setting any record date with respect to clause (1), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed. The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such

Holders remain Holders after such record date; provided, however, that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the ninetieth (90th) day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

(f)        Except as provided in Sections 4.2 and 4.13, any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5. Notices, Etc., to Trustee, Company and Guarantors.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)       the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee and received at the Corporate Trust Office, Attention: Corporate Trust Services (PH Holding LLC - 10.00% Senior Notes Due 2012, and shall be deemed given when received; or

(b)       the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or recognized overnight courier, addressed to the Company and for any Guarantors at c/o Woodside Group, LLC, 39 East Eagleridge Drive, Suite 102, North Salt Lake, Utah 84054, Attention: [_______________] (telecopy no.: (___) ___________), or at any other address previously furnished in writing to the Trustee by the Company, and shall be deemed given when received.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

SECTION 1.6. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Registered Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld or delayed, shall constitute a sufficient notification to such Holders for every purpose hereunder.

Such notice shall be deemed to have been given on the date that is three (3) Business Days after the date that such notice is mailed.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and by the Trustee shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9. Separability Clause.

In case any provision in this Indenture, the Securities and the Subsidiary Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10. Benefits of Indenture.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors and assigns hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, INCLUDING, WITHOUT LIMITATION, THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401.

SECTION 1.12. Legal Holidays.

In any case where any Interest Payment Date, Repurchase Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at a Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of, premium, if any, or interest on, or the payment of the Repurchase Price or Redemption Price with respect to such Security need not be made at such Place of Payment, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment, with the same force and effect as if made on the Interest Payment Date, Redemption Date or Repurchase Date, or at the Stated Maturity; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, or Stated Maturity.

SECTION 1.13. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such act to be a part of and govern this Indenture, the applicable provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or shall be excluded, as the case may be. Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

SECTION 1.14. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.15. No Recourse.

An incorporator, director, officer, Affiliate, stockholder, partner or member of the Company or a guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. This waiver and release does not extend to any claim arising under any federal or state securities laws.

SECTION 1.16. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.17. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

ARTICLE 2.

THE SECURITIES

SECTION 2.1. Issuance of Securities.

The Plan contemplates that certain Disputed Claims and Estimated Claims may become Allowed Reorganizing Debtor Unsecured Non-Priority Claims on or after the Effective Date and the Plan provides for Securities to be issued to the holders of such Claims that become Allowed Reorganizing Debtor Unsecured Non-Priority Claims on or after the Effective Date. The total amount of Securities ultimately to be issued to all Persons holding Allowed Reorganizing Debtor Unsecured Non-Priority Claims, including Persons who become holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims (or whose Allowed Reorganizing Debtor Unsecured Non-Priority Claims increase) after the Effective Date, will be the Maximum Principal Amount of Securities. In order for enough Securities to be available to be issued to Persons who become holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims (or whose Allowed Reorganizing Debtor Unsecured Non-Priority Claims increase) after the Effective Date, the Company shall calculate, on or about the Effective Date, the amount of Securities to be issued based upon a list that is provided to the Trustee by the Company which sets forth (a) the names and addresses of each Person holding as of the Effective Date (i) an Allowed Reorganizing Debtor Unsecured Non-Priority Claim or (ii) a Disputed Claim or Estimated Claim which, if such Disputed Claim or Estimated Claim were to become an Allowed Claim, would become an Allowed Reorganizing Debtor Unsecured Non-Priority Claim; (b) a breakdown of which portion of the amount of each such claim is a Disputed Claim, which portion is an Estimated Claim and which portion is an Allowed Reorganizing Debtor Unsecured Non-Priority Claim; and (c) a breakdown of (i) the Aggregate Distribution Share of each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim as of the Effective Date and (ii) the sum of the Aggregate Distribution Shares of each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim as of the Effective Date and the Aggregate Distribution Shares that would be held on the Effective Date by holders of Disputed Claims and Estimated Claims on the Effective Date if all such Disputed Claims and Estimated Claims were to become Allowed Reorganizing Debtor Unsecured Non-Priority Claims, which calculation and list shall be accompanied by a certificate of an Officer of the Company certifying to the accuracy of such list.

On or about the Effective Date, as promptly as practicable after the Trustee receives the calculation list and certificate referred to in the preceding paragraph, and based upon the information in such calculation and list, the Company shall issue and the Trustee shall register, as book entries on the records of the Trustee, as Security Registrar, Securities to the holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims. The amount of Securities issued to each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim on or about the Effective Date shall be such holder’s Applicable Percentage of the Maximum Principal Amount of the Securities. The “Applicable Percentage” on any day of each holder of an Allowed Reorganizing Debtor Unsecured Non-Priority Claim shall be the percentage equivalent of the fraction the numerator of which is the amount of such holder’s Aggregate Distribution Share as of such day and the denominator of which is the sum on such day of the Aggregate Distribution Shares of all holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims and the Aggregate Distribution Shares which the holders of all Disputed Claims and Estimated Claims would have on such day if such Disputed Claims and Estimated Claims were to become Allowed Reorganizing Debtor Unsecured Non-Priority Claims.

On or before the last day of each March, June, September and December that commences after the Effective Date and prior to the Final Claim Resolution Date, and on or before the last day of the next month that commences after the Final Claim Resolution Date, the Company will give notice (each, a “Claim Resolution Notice”) to the Trustee, signed and certified to by an Officer of the Company, setting forth a list of the names and addresses of (a) the Persons holding Disputed Claims or Estimated Claims that, during the preceding period, by Final Order or as agreed by the relevant parties, became Allowed Reorganizing Debtor Unsecured Non-Priority Claims during such preceding period, and (b) the Persons holding Disputed Claims or Estimated Claims that, during the preceding period, by Final Order or as agreed by the relevant parties, were rejected or otherwise resolved without becoming Allowed Reorganizing Debtor Unsecured Non-Priority Claims during such preceding period, which notice will list, as to each such Person, (i) the amount that became an Allowed Reorganizing Debtor Unsecured Non-Priority Claim of such Person during such preceding period; (ii) the amount of any such Allowed Reorganizing Debtor Unsecured Non-Priority Claim that, due to the amount thereof or for any other reason, was paid in cash or other assets and will not result in the issuance of Securities on the Securities Register (the amount referred to in this clause (ii) being the “Amount of Claims Paid in Cash”); and (iii) the amount of any Disputed Claim or Estimated Claim that was rejected or otherwise resolved without becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim. The Claim Resolution Notice shall also set forth the calculation by the Company, calculated as provided below, as to the principal amount of Securities that shall be issued by the Company (A) to the Persons whose Disputed Claims or Estimated Claims are listed in such Claim Resolution Notice as having became Allowed Reorganizing Debtor Unsecured Non-Priority Claims (other than those that received the Amount of Claims Paid in Cash), and (B) to each Holder of Securities that is entitled to receive additional Securities due to a Disputed Claim or Estimated Claim having been rejected or otherwise resolved without becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim. On each occasion that the Trustee receives a Claim Resolution Notice, the Trustee will record on its records, based on the calculations and information set forth in the Claim Resolution Notice, the issuance by the Company of Securities in accordance with such Claim Resolution Notice. Each Person that becomes a Holder of Securities (or as to which the amount of Securities increases) after the Effective Date as a result of a Disputed Claim or Estimated Claim becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim or a Disputed Claim or Estimated Claim having been rejected or otherwise resolved without becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim (each such Person, with respect to each such time that such Person receives Securities as a result of a Disputed Claim or Estimated Claim becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim or a Disputed Claim or Estimated Claim having been rejected or otherwise resolved without becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim, a “Disputed/Estimated Claims Resolution Holder”) will be deemed to have owned such Securities for all purposes at all times on and after the Effective Date, and the Company will pay to such Person on the first Interest Payment Date following each date that any such Person becomes a Disputed/Estimated Claims Resolution Holder the amount of interest, principal and other amounts that would have been payable if the Maximum Principal Amount of such Securities had been outstanding on the Effective Date, provided that, if and to the extent that the Company, as required hereby, has paid Pre-Funded Interest to the Trustee for the accounts of such Persons that become Disputed/Estimated Claims Resolution Holders after the Effective Date, the Trustee shall pay to each Disputed/Estimated Claims Resolution Holder, on the first Interest Payment Date after such Holder becomes a Disputed/Estimated Claims Resolution Holder (with respect to any issuance of Securities to such Person after the most recent previous Interest Payment Date), the amount of interest payable to such Disputed/Estimated Claims Resolution Holder pursuant to this sentence for the period of time prior to the date that such Persons became Disputed/Estimated Claims Resolution Holders (with respect to Securities issued to such Persons after the most recent previous Interest Payment Date), and the Company’s obligation under this sentence with respect to the payment of interest to such Persons for such period of time shall be reduced by the amount that is paid to such Persons by the Trustee from the Pre-Funded Interest.

On each date that Securities are to be issued after the Effective Date pursuant to the preceding paragraph, the Company shall issue and the Trustee shall register, as book entries on the records of the Trustee, as Security Registrar, Securities to each Person whose Disputed Claim or Estimated Claim has become an Allowed Reorganizing Debtor Unsecured Non-Priority Claim during the preceding period (or since the date of the last information provided to the Trustee by the Company), other than Persons whose claims were paid by Amounts of Claims Paid in Cash, in the amount of such Person’s Applicable Percentage of the Maximum Principal Amount of the Securities (the numerator of the fraction used in determining such Applicable Percentage for the purposes of this sentence to be solely the amount of the Disputed Claim or Estimated Claim that became an Allowed Reorganizing Debtor Unsecured Non-Priority Claim, without regard to any other Allowed Reorganizing Debtor Unsecured Non-Priority Claims or Securities that such Person may have) (and the calculations referred to in this sentence shall be set forth by the Company in the Claim Resolution Notice). On each date that Securities are to be issued after the Effective Date pursuant to the preceding paragraph, the Company shall also issue and the Trustee shall also register, as book entries on the records of the Trustee, as Security Registrar, Securities to each Holder of Securities that is entitled to receive additional Securities as a result of one or more Disputed Claims or Estimated Claims having been disallowed or otherwise resolved without becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim during the period (or since the date of the last information provided to the Trustee by the Company), in an amount of additional Securities that is equal to the result of (1) such Person’s Applicable Percentage of the Maximum Principal Amount of the Securities (the numerator of the fraction used in determining such Applicable Percentage for purposes of this clause (1) to be the entire amount of such Person’s Aggregate Distribution Share (including Aggregate Distribution Shares that were the basis for the previous issuance of Securities hereunder), after giving effect to the resolution of all Disputed Claims and Estimated Claims to date, and the denominator of such fraction for purposes of this clause (1) to be the sum of all Aggregate Distribution Shares of all holders of Allowed Reorganizing Debtor Unsecured Non-Priority Claims on such date and the Aggregate Distribution Shares which the holders of all Disputed Claims and Estimated Claims, not including Disputed Claims or Estimated Claims that have been disallowed or otherwise resolved without becoming an Allowed Reorganizing Debtor Unsecured Non-Priority Claim), would have on such date if such Disputed Claims and Estimated Claims were to become Allowed Reorganizing Debtor Unsecured Non-Priority Claims minus (2) the amount of Securities previously issued to such Holder (and the calculations referred to in this sentence shall be set forth by the Company in the Claim Resolution Notice).

Notwithstanding anything herein to the contrary, (I) for the purpose of calculating whether the Maximum Principal Amount of Securities have been issued at any time and for any other purpose, the amount of Securities that would have been issued with respect to Amounts of Claims Paid in Cash if the Person who held the claim had received Securities on account of such Person’s Allowed Reorganizing Debtor Unsecured Non-Priority Claim instead of receiving payment in cash (the “Securities Deemed Issued”) shall be deemed to have been issued Securities hereunder in the amount that such Person would have received if such Person had received Securities on account of such Person’s Allowed Reorganizing Debtor Unsecured Non-Priority Claim, (II) for purposes of the calculation by the Company of any Person’s Applicable Percentage with respect to the issuance of Securities, the Securities Deemed Issued shall be deemed to be outstanding, (III) Persons that receive Amounts of Claims Paid in Cash will be deemed to have had their Securities paid in full at the time that such Persons receive their Amounts Paid in Cash, and such Persons shall have the right to receive and retain such amounts notwithstanding any provision hereof that would otherwise require any payment of Securities to be applied ratably to the outstanding Securities, (IV)

although Securities Deemed Issued shall be deemed to be outstanding for purposes of determining the Applicable Percentage of any Person in connection with the issuance of Securities, Securities Deemed Issued will not be deemed to be outstanding for the purposes of calculating the amount of interest payable by the Company on the Securities or determining how to allocate such interest to the Holders, and any interest paid by the Company that was previously allocated to a Disputed Claim or Estimated Claim that subsequently became an Allowed Reorganizing Debtor Unsecured Non-Priority Claim that was paid by Amounts Paid in Cash shall be ratably allocated (as determined by the Trustee) to the Holders of Securities based on the respective amounts of Securities held by them on the dates that such interest was paid and (V) unless otherwise determined by the Board of Directors in its sole and absolute discretion, no Securities shall be issued to any Person that holds both an Allowed Reorganizing Debtor Unsecured Non-Priority Claim and a Disputed Claim or an Estimated Claim until the next issuance of Securities following the date on which such Disputed Claim or Estimated Claim has been disallowed or otherwise resolved, and for purposes of such issuance of Securities to such Person, all of such Person's Allowed Reorganizing Debtor Unsecured Non-Priority Claims shall be deemed to have become Allowed Reorganizing Debtor Unsecured Non-Priority Claims on the date on which such Disputed Claim or Estimated Claim has been disallowed or otherwise resolved.

On the date that Securities are first issued on or after the Effective Date, except as otherwise provided below, the Securities will not be evidenced by Physical Notes. On the date that any Securities are issued by the Company thereafter, except as otherwise provided below, such Securities will not be evidenced by Physical Notes. At any time after there has been a resolution of all Disputed Claims and Estimated Claims, at the option of the Trustee or upon notice from the Majority Holders to the Trustee, the Trustee shall authenticate and register as Global Securities all of the Securities that are not otherwise evidenced by Physical Notes. Notwithstanding any other provision in this Indenture, after issuance by the Company of a Global Security pursuant to the preceding sentence, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, (B) any beneficial owner of interests in a Global Security so requests, or (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Trustee requests the issuance of Securities not in the form of Global Securities. If a Global Security is issued pursuant to the terms of this paragraph and the Depositary ceases to be the Depositary for the Securities pursuant to clause (A) of the preceding sentence, the Company shall issue, and the Trustee shall register, Physical Notes in the name of each beneficial holder of interests in such Global Security unless, at or before the time that the Depositary ceases to serve as such hereunder, the Trustee or the Majority Holders elect to designate a successor as Depositary. If a Global Security is issued pursuant to the terms of this paragraph and any beneficial owner of interests in a Global Security requests that a Physical Note be issued in the name of such beneficial holder, then, upon confirmation in writing by the Holder of the Global Security to the Trustee of that the Person requesting such Physical Note is a beneficial holder of Securities in the amount set forth in such request, a Physical Note shall be issued in the name of such beneficial owner or its nominee and the Global Security shall be deemed to have been reduced by the amount of such Physical Note (and the records of the Trustee, as Security Registrar, shall reflect such reduction of the amount of such Global Security, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records). If a Global Security is issued pursuant to the terms of this paragraph and clause (C) of the first sentence of this paragraph is applicable, the Global Security shall be deemed to have been cancelled (and the records of the Trustee, as Security Registrar, shall reflect such cancellation, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records) and the Company shall issue and the Trustee shall register the Securities to the beneficial holders of interests in the Securities by the issuance of Physical Notes or by recording such interests as book entries, as determined by the Trustee. The names and addresses of the beneficial owners of interests in a Global Security at any time shall be determined by the Trustee based on information obtained as of such time from the Depositary in accordance with the Applicable Procedures. All provisions of this Section 2.1 with respect to any Global Security and the Depositary shall be implemented in accordance with any applicable provisions of Section 2.5 and the Applicable Procedures.

At any time after the Effective Date, at the option of the Trustee or upon notice from the Majority Holders to the Trustee, the Company may issue and, upon issuance the Trustee may authenticate, Physical Notes to evidence any Securities then evidenced by book entries. At any time after the Effective Date, any Holder of Securities that are then evidenced by book entries and not by a Global Security or other Physical Note may request that the Company issue and the Trustee authenticate a Physical Note to evidence such Holder’s Securities and, upon receiving any such request, the Company shall issue and the Trustee shall authenticate a Physical Note to such Holder to evidence the Securities owned by such Holder. Notwithstanding any provision to the contrary herein, however, prior to the Final Claim Resolution Date, except on or about each Quarterly Note Issuance Date, the Company shall not be required to issue, and the Trustee shall not be required to authenticate, Physical Notes to evidence Securities issued as a result of the Trustee’s receipt of a Claim Resolution Notice (and the Company may therefore issue, and the Trustee may register, any such Securities as book entries recorded on the records of the Trustee, as Security Registrar) except for Securities issued to a Depositary holding a Global Security, and accordingly all Securities issued to Persons other than a Depositary (or a nominee thereof, as registered owner of a Global Security), in accordance with any Claim Resolution Notice and the provisions hereof with respect thereto may, at the discretion of the Company, be issued by the Company and registered by the Trustee as book entries on the records of the Trustee, as Security Registrar until the next Quarterly Note Issuance Date even if the Holder of any such Security to be issued has requested that such Security be evidenced by a Physical Note. On or about each Quarterly Note Issuance Date (or at any earlier time in the discretion of the Trustee), the Company shall issue, and the Trustee shall authenticate, Physical Notes to evidence any Securities that, but for the provisions of the preceding sentence, would have been evidenced by a Physical Note prior to such time.

Any Physical Notes (including any Global Securities) that are issued pursuant to the terms hereof, and the Trustee’s certificate of authentication with respect to such Physical Notes, shall be in substantially the form set forth in Exhibit A hereto, which Exhibit is incorporated into this Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or the Internal Revenue Code of l986, as amended, and regulations thereunder (the “Code”), or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

Any Physical Notes issued hereunder shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods on steel engraved borders, if so required by any securities exchange upon which the Securities may be listed, or may be produced in any other manner permitted by the rules of any such securities exchange, or, if the Securities are not listed on a securities exchange, in any other manner approved by the Company, all as determined by the officers executing such Securities, as evidenced by their execution thereof. The Company shall, upon request of any Holder the Securities of which are evidenced by more than one Physical Note or some of whose Securities are evidenced by a Physical Note and some of whose Securities are not evidenced by a Physical Note, upon delivery of any existing Physical Note to the Trustee for exchange and compliance with the Trustee’s other customary procedures for the exchange of Physical Notes, cause to be issued, authenticated by the Trustee and delivered to such Person a consolidated Physical Note in the aggregate amount of such Person’s Securities.

SECTION 2.2. Title and Terms.

The aggregate principal amount of Securities that may be authenticated and delivered (which term, as used herein, includes the recording as book entries of the ownership or transfer of Securities that are not evidenced by Physical Notes) under this Indenture is limited to the Maximum Principal Amount, except for Securities authenticated and delivered in exchange for, or in lieu of, other Securities pursuant to Sections 2.5, 2.6, 2.7, 7.5, 9.2(e) or 11.8.

The Securities shall be known and designated as the “10.00% Senior Notes due 2012” of the Company. The Stated Maturity of the principal of all of the Securities shall be December 31, 2012 and they shall bear interest on their principal amount from the Effective Date until the principal thereof is paid, at the rate of 10.00% per annum, of which (i) interest at the rate of 7.00% per annum shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing December 31, 2009, and (ii) interest at the rate of 3.00% per annum (the “PIK Portion”) shall accrue (but not compound) and be payable on the date of the Stated Maturity of the principal of the Securities (or, if earlier, any earlier date that the principal of the Securities shall be payable in full); provided, however, that:

(a) payments shall only be made on Business Days as provided in Section 1.12;

(b) upon satisfaction by the Company of the Extension Conditions, the Stated Maturity of the principal of all of the Securities shall be December 31, 2013;

(c) on December 31, 2010, and on each March 31, June 30, September 30 and December 31 thereafter prior to the Stated Maturity of the principal of the Securities, the Company shall pay to the Trustee installments of principal of the Securities in the amount of U.S.$20,000,000, which amount shall be applied by the Trustee to each of the Securities, and paid by the Trustee to the Holders, based on the respective amounts of each of the outstanding Securities;

(d) on the date of the Stated Maturity of the principal, the outstanding principal balance of the Securities and all accrued but unpaid interest (including the PIK Portion) shall be payable in full;

(e) if any amount of principal is not paid when due (without regard to any applicable grace periods), whether on the date that an installment of principal is due, on the date of the Stated Maturity, or by acceleration or otherwise, such amount shall thereafter, until it is paid, bear interest at the rate of 12.00% per annum to the fullest extent permitted by applicable law; and

(f) if any amount other than principal payable by the Company under this Indenture, any Securities or any Security Documents is not paid when due (without regard to any applicable grace periods), then such amount shall thereafter, until it is paid, bear interest at the rate of 12.00% per annum to the fullest extent permitted by applicable law.

The Redemption Price or the Repurchase Price, as applicable, shall be payable at such places as are identified in the Company Notice given pursuant to Section 9.2 (any city in which any Paying Agent is located being herein called a “Place of Payment”).

The Securities shall be redeemable at the option of the Company, as provided in Article 11. The Securities shall be subject to repurchase by the Company at the option of the Holders as provided in Article 9.

SECTION 2.3. Denominations.

The Securities shall be issuable only in registered form, without interest coupons, in denominations of U.S.$1,000 and integral multiples thereof.

SECTION 2.4. Execution, Authentication, Delivery and Dating.

The Securities that are evidenced by Physical Notes shall be executed on behalf of the Company by any Officer. Any such signature may be manual or facsimile.

Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver (a) to the extent evidenced by Physical Notes pursuant to the terms hereof, Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, which Company Order shall set forth the number of separate Securities certificates, the principal amount of each of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the registered holder of each of the said Securities, and delivery instructions, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise, or (b) to the extent required to be evidenced by book entries pursuant to the terms hereof, a Company Order for the authentication and delivery of the Securities that are the subject of such Company Order, which Company Order shall set forth the principal amount of each of the Securities to be issued by the Company and authenticated by the Trustee, the date on which the original issue of Securities is to be authenticated, and the registered holder of each of the said Securities, and the Trustee in accordance with such Company Order shall authenticate and record on its records such Securities as provided in this Indenture and not otherwise.

In authenticating such Securities as provided above, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 5.3, shall be fully protected in relying upon:

(a)       A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate; and

(b)	an Opinion of Counsel which shall state:

(1)       that the form of the Securities has been authorized by or pursuant to a resolution of the Board of Directors of the Company in conformity with the provisions of the Indenture;

(2)       that the terms of the Securities have been authorized by or pursuant to a resolution of the Board of Directors of the Company in conformity with the provisions of the Indenture;

(3)       that the Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner as contemplated by the Indenture and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(4)       that the execution and delivery by the Company of the Securities will not violate any federal or New York law, statute, rule or regulation applicable to the Company.

Each Security shall be dated (or recorded as having been issued) the date of its authentication (or, with respect to Securities not evidenced by Physical Notes, the date of its recording on the records of the Trustee, as Security Registrar).

No Security evidenced by a Physical Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

SECTION 2.5. Global Securities.

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act or announces an intention permanently to cease business or does in fact do so, (B) any beneficial owner of interests in a Global Security so requests, or (C) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Trustee requests the issuance of Securities not in the form of Global Securities.

If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article 2. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 2.6, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article 2, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 2.6(c) and as otherwise provided in this Article 2, authenticate and make available for delivery any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article 2.

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article 2 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Registered Security shall be authenticated and delivered (or, in the case of Securities not evidenced by Physical Notes, recorded on the records of the Trustee, as Security Registrar) in definitive, fully registered form, without interest coupons.

The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Registered Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members, and such owners of beneficial interests in a Global Security shall not be considered the owners or holders thereof.

SECTION 2.6. Registration, Registration of Transfer and Exchange; Restrictions on Transfer.

(a)       The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 8.2 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers of Registered Securities. The

Trustee is hereby appointed “Security Registrar” for the purpose of registering Registered Securities and transfers and exchanges of Registered Securities as herein provided.

Upon surrender for registration of transfer of any Security (or, with respect to any Security not evidenced by a Physical Note, of an Instruments of Transfer with respect to such Security) at an office or agency of the Company designated pursuant to Section 8.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver (or, with respect to any Security not evidenced by a Physical Note, the Trustee, as Security Registrar, shall record in its records), in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and, with respect to Securities evidenced by a Physical Note, bearing such restrictive legends as may be required by this Indenture, provided, however, that, except in the cases of an assignment of the entire remaining amount of Securities owned by a Holder, the principal amount of Securities transferred by a Holder pursuant to any such transfer shall not be less than U.S.$100,000 unless the Majority Holders otherwise consent.

At the option of the Holder, and subject to the other provisions of this Section 2.6, Securities evidenced by a Physical Note may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities evidenced by a Physical Note are so surrendered for exchange, and subject to the other provisions of this Section 2.6, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities the Holder making the exchange is entitled to receive. Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by an Instrument of Transfer.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, subject to the other provisions of this Section 2.6, and entitled to the same benefits under this Indenture, as the Securities surrendered or transferred upon such registration of transfer or exchange.

No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 2.7, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 2.5, 7.5, 9.2(e), or 11.8 not involving any transfer and other than any stamp and other duties, if any, that may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

(b)       Neither the Trustee, the Paying Agent nor any of their agents shall (1) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (2) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

(c)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(d)       Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Security in violation of any provision of this Indenture and/or applicable federal or state or other securities laws.

SECTION 2.7. Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee:

(a)	evidence to their satisfaction of the destruction, loss or theft of any Security, and

(b)       such security or indemnity as may be required by either or both of the Company or the Trustee to save each of them and any agent of either of them harmless from any loss or liability which any of them may suffer if a security is replaced and subsequently presented or claimed for payment, then, in the absence of actual notice to the Company or a Responsible Officer of the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, that may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 2.8. Payment of Interest; Interest Rights Preserved.

(a)       Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date or at the Stated Maturity of the principal of such Security shall be paid, in immediately available funds, to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest (or on the date of the Stated Maturity of the principal, as applicable).  The PIK Portion of interest on any Security shall be payable to the Person in whose name that Security is registered on the date of the Stated Maturity of the principal of such Security.

Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest (which term as used hereafter in this Section 2.8 refers to the Defaulted Interest plus interest thereon in accordance with Section 2.2), if it does not sooner become immediately due and payable pursuant to Section 4.2, may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)        The Company may elect to make payment of any Defaulted Interest, to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause. The Special Record Date for the payment of such Defaulted Interest shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than fifteen (15) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii).

(ii)      The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to provisions of Section 2.1, Section 2.6 and the foregoing provisions of this Section 2.8(a), each Security issued under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

(b)       In addition to paying interest as and when due on the Outstanding Securities as provided herein, the Company shall pay to the Collateral Agent on each Interest Payment Date that occurs prior to the Final Claim Resolution Date an additional amount such that the aggregate amount paid by the Company pursuant to this Section 2.8 on each Interest Payment Date occurring prior to the Final Claim Resolution Date shall be an amount equal to the interest that would have accrued between the previous Interest Payment Date (or, in the case of the first such payment, the Effective Date) and such Interest Payment Date on a principal amount of Securities equal to the Maximum Principal Amount of Securities. The amount by which (i) the amount paid by the Company pursuant to the preceding sentence of this subsection (b) exceeds (ii) the interest payable by the Company on the Outstanding Securities on such Interest Payment Date (the amount by which (i) exceeds (ii) being the “Pre-Funded Interest”) shall be held by the Collateral Agent as additional cash collateral for the Obligations and, if not sooner applied to the Obligations as a result of an Event of Default and exercise of remedies hereunder, shall be applied by the Trustee for the benefit of Disputed/Estimated Claims Resolution Holders as provided in the proviso in the third paragraph of Section 2.1.

SECTION 2.9. Persons Deemed Owners.

Prior to due presentment of an Instrument of Transfer with respect to a Security for registration of transfer (and, with respect to a Security evidenced by a Physical Note, prior to the delivery of such Physical Note for registration of transfer), the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 2.8) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 2.10. Cancellation.

All Securities as to which the Holder executes an instrument of surrender or an instrument that submits such Securities for payment, repurchase, redemption, registration of transfer or exchange shall (and, with respect to a Security evidenced by a Physical Note, all such Securities delivered for surrender, payment, repurchase, redemption, registration of transfer or exchange shall), if such instrument of surrender is delivered (or such Physical Note is delivered) to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered to the Trustee (and Securities that are the subject of any such instrument delivered to the Trustee) shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10. The Trustee shall dispose of all cancelled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 2.11. Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.12. CUSIP Numbers.

The Company in issuing Securities may use “CUSIP” numbers (if then generally in use) in addition to serial numbers and the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either, as to any Physical Notes, as printed on the Physical Notes, or as contained in any notice of a repurchase and that reliance may be placed, as to any Physical Notes, only on the serial or other identification numbers printed on the Physical Notes, and any such notice shall not be affected by any defect in or omission of such CUSIP numbers. The Company shall promptly notify the Trustee in writing of any change in any such CUSIP number.

ARTICLE 3.

SATISFACTION AND DISCHARGE

SECTION 3.1. Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange, or replacement of Securities herein expressly provided for and the Company’s obligations to the Trustee pursuant to Section 5.7), and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance reasonably satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when:

(a)	either:

(1)       all Physical Notes theretofore authenticated and delivered (other than Physical Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation and instruments executed and delivered to the Trustee as to all other Securities acknowledging the payment in full of such Securities have been delivered to the Trustee (other than, in the case of all such Physical Notes and other Securities, Physical Notes and other Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.3); or

(2)       all such Physical Notes not theretofore delivered to the Trustee or its agent for cancellation and all Securities not evidenced by Physical Notes as to which instruments referred to in clause (1) above have not been delivered (other than Physical Notes and other Securities referred to in the first or second parenthetical clause of such clause (1):

(i)	have become due and payable; or
(ii)	will have become due and payable at their Stated Maturity within one (1) year;

and the Company, in the case of clause (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds (immediately available to the Holders in the case of clause (i) above) an amount sufficient to pay and discharge the entire principal, premium, if any, and interest, if any, on such Physical Notes not theretofore delivered for cancellation and such other Securities not evidenced by Physical Notes as to which instruments referred to in clause (1) above have not been delivered, to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity; and

(b)       the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)       the Company has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.7, the obligations of the Company to any Authenticating Agent under Section 5.12, the obligations of the Trustee under Section 3.2 and the last paragraph of Section 8.3, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section 3.1, the obligations of the Company and the Trustee and the rights of the Holders under Article 4 and the obligations of the Company and the Trustee under Section 2.6 shall survive.

SECTION 3.2. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 8.3, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 4.

REMEDIES

SECTION 4.1. Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)       default in the payment of the principal of or premium, if any, on any Security at its Maturity; or

(b)       default in the payment of (i) any interest upon any Security when it becomes due and payable, or (ii) any other obligation of the Company under this Indenture (other than a default referred to in clause (a) of this Section 4.1), and continuance of such default (under clause (i) or (ii)) for a period of five (5) Business Days; or

(c)       failure by the Company to give the Company Notice in accordance with Section 9.2; or

(d)       default in the performance, or breach, of any covenant of the Company or any Subsidiary in this Indenture or any of the Security Documents (other than a covenant a default in the performance or breach of which is specifically dealt with elsewhere in this Section 4.1), and continuance of such default or breach for a period of thirty (30) days after there has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default ”; or

(e)       (i) failure of the Company or any Significant Subsidiary to make any payment, by the end of any applicable grace period, with respect to any Indebtedness under any bond, debenture, note or similar instrument or other indebtedness for money borrowed, in an amount outstanding in excess of the Threshold Amount, whether such indebtedness now exists or shall hereafter be created, (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount equal to or greater than the Threshold Amount or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Significant Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount equal to or greater than the Threshold Amount, or (y) one or more Persons have the right to require the Company or any Significant Subsidiary so to purchase or repay such Indebtedness; or

(f)        the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(g)       a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within sixty (60) days; or

(h)       any event occurs with respect to the Company or any Significant Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 4.1(f) or (g), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 4.1(f) or (g); or

(i)        a final judgment or judgments for the payment of money aggregating in excess of the Threshold Amount are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within thirty (30) days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; or

(j)        the Guaranty by the Guarantors of the obligations of the Company hereunder and under the Securities shall fail or cease to be effective or enforceable, or the Trustee’s security interests or other Liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Majority Holders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind this Indenture, any Guaranty of the obligations of the Company hereunder, or any of the Security Documents or any provision of any of the foregoing shall be commenced by or on behalf of the Company or any Guarantor or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Indenture, any Guaranty of the obligations of the Company hereunder, or any of the Security Documents or any provision of any of the foregoing is illegal, invalid or unenforceable in accordance with the terms thereof.

SECTION 4.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 4.1(f) or4.1(g)) occurs and is continuing, then in every such case the Trustee or the Holders of not less than twenty-five percent (25%) in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration, such principal and all accrued and unpaid interest thereon, and the Make-Whole Amount with respect to the Securities, shall become immediately due and payable. If an Event of Default specified in Sections 4.1(f) or 4.1(g) occurs, the principal of, and accrued and unpaid interest on all the Securities, and the Make-Whole Amount with respect to the Securities, shall ipso facto become immediately due and payable without any declaration or other Act of the Holder or any act on the part of the Trustee.

This Section 4.2 is subject to the conditions that if, at any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 4 provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if:

(a)	the Company has paid or deposited with the Trustee a sum sufficient to pay:
(1)	all overdue interest, if any, on all Securities;

(2)       the principal of and premium, if any, on any Securities that have become due otherwise than by such declaration of acceleration and any interest thereon at the rate borne by the Securities;

(3)       to the extent permitted by applicable law, interest upon overdue interest in accordance with Section 2.2; and

(4)       all sums paid or advanced by the Trustee and the Collateral Agent hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their respective agents and counsel; and

(b)       all Events of Default (other than the non-payment of the principal of, and any premium and interest on Securities that have become due solely by such declaration of acceleration) have been cured or waived as provided in Section 4.13.

No rescission or annulment referred to above shall affect any subsequent Default or impair any right consequent thereon.

SECTION 4.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a)       default is made in the payment of any interest on any Security when it becomes due and payable and such default continues for a period of five (5) Business Days; or

(b)       default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof;

the Company will upon demand by the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium, if any, and interest on any overdue principal, premium, if any, and, to the extent permitted by applicable law, on any overdue interest at the rate provided for in Section 2.2, and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion, directly and/or by instructing the Collateral Agent to do so, proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or the Security Documents or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 4.4. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (whether or not the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and whether or not the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)       to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel) and of the Holders of Securities allowed in such judicial proceeding; and

(b)       to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 5.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 4.5. Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee, directly and/or by instructing the Collateral Agent to do so, without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust (or, at the instruction of the Trustee, by the Collateral Agent in its name as agent), and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, and their respective agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 4.6. Application of Money Collected.

Any money collected by the Trustee and the Collateral Agent pursuant to this Article 4 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities evidenced by Physical Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: to the payment of all amounts due the Trustee and the Collateral Agent under Section 5.7;

SECOND: to the payment of the amounts then unpaid for principal of, premium, if any, or interest on, the Securities in respect of which or for the benefit of which such money has been collected, and to the payment of any other amounts payable to the Trustee, the Collateral Agent or the Holders under this Indenture, ratably, without preference or priority of any kind, according to the amounts payable; and

THIRD: any remaining amounts shall be repaid to the Company.

SECTION 4.7. Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or the like, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)       such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)       the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)       such Holder or Holders have furnished to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)       the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

(e)       the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during the 60-day period referred to in (d) above;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 4.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 2.8) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of repurchase or redemption, on the Repurchase Date or the Redemption Date, respectively) and on each date that an installment of principal is payable hereunder, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 4.9. Restoration of Rights and Remedies.

If the Trustee, the Collateral Agent or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee, the Collateral Agent and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Collateral Agent and such Holders shall continue as though no such proceeding had been instituted.

SECTION 4.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee, the Collateral Agent or the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 4.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Collateral Agent or any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article 4 or by law to the Trustee, the Collateral Agent or the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Collateral Agent (upon receiving instructions with respect thereto from the Trustee) or (subject to the limitations contained in this Indenture) by the Holders of Securities, as the case may be.

SECTION 4.12. Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on the Trustee, provided that:

(a)       such direction shall not be in conflict with any rule of law or with this Indenture; and

(b)       the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; and

(c)       neither the Trustee nor the Collateral Agent need take any action which might expose it to personal liability, without the prior receipt of satisfactory indemnity (as determined by the Trustee or the Collateral Agent, as applicable, in its sole discretion) from Holders requesting such action, or be unduly prejudicial to the Holders of Securities of such series not joining therein.

SECTION 4.13. Waiver of Past Defaults.

The Holders, either (a) through the written consent of not less than a majority in principal amount of the Outstanding Securities or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in principal amount of the Outstanding Securities, may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default (1) in the payment of the principal of, premium, if any, interest or the Repurchase Price on any Security or (2) in respect of a covenant or provision hereof that under Article 7 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 4.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee or the Collateral Agent for any action taken, suffered or omitted by it as Trustee or Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee or the Collateral Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percent (10%) in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of repurchase, on or after the Repurchase Date).

SECTION 4.15. Waiver of Stay, Usury or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5.

THE TRUSTEE

SECTION 5.1. Certain Duties and Responsibilities.

(a)	Except during the continuance of an Event of Default:

(1)       the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and permissive rights of the Trustee hereunder shall not constitute performance duties; and

(2)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but not to verify the contents thereof.

(b)       In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)       No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)       this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

(2)       the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)       the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)       no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(d)       Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

SECTION 5.2. Notice of Defaults.

Within thirty (30) days after the occurrence of any Default hereunder as to which a Responsible Officer of the Trustee has actually received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

SECTION 5.3. Certain Rights of Trustee.

Subject to the provisions of Section 5.1:

(a)       the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)       any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(c)       whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may request and, in the absence of bad faith on its part, rely conclusively upon an Officer’s Certificate or an Opinion of Counsel;

(d)       the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon, and the Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of the trusts hereof;

(e)       the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)        the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of Indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)       the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)        the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j)        the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)       the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)        the Trustee shall not be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(m)      the Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture;

(n)       the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruption, loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action; and

(o)       the Trustee shall have no duty to inquire as to the performance of the covenants in Articles 8 and 9 hereof. In addition, Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder except (i) any Default or Event of Default arising from a breach of Sections 8.1 or 8.5, or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received notification or obtained actual knowledge. In the absence of such actual knowledge or notice, the Trustee may assume that no Default or Event of Default has occurred or is continuing under this Indenture.

SECTION 5.4. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Physical Notes (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 5.5. May Hold Securities, Act as Trustee under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, the Collateral Agent, or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Collateral Agent or such other agent. However, the Trustee must comply with Sections 5.8, 5.9 and 5.14 of this Indenture, and the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 5.6. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed in writing with the Company.

SECTION 5.7. Compensation and Reimbursement.

The Company agrees:

(a)       to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)       to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith;

(c)       to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, incurred without negligence or willful misconduct on its part, arising out of or in connection with, in respect of the Company and its Subsidiaries and their respective properties and assets, (i) the violation of any Environmental Law; (ii) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Material, or (iii) any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable costs, expenses and reasonable attorneys’ fees incurred in connection with any such investigation, litigation or other proceeding; and

(d)       to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any and all other loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys’ fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(f) or Section 4.1(g) with respect to the Company, the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable federal or state bankruptcy, insolvency or other similar law.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 5.7.

The provisions of this Section 5.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 5.8. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having a combined capital and surplus (or for such purposes, the combined capital and surplus of any parent holding company) of at least U.S.$250,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business or agency in the Borough of Manhattan, The City of New York. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 5.8, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 5.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 5 and a successor shall be appointed pursuant to Section 5.9.

SECTION 5.9. Resignation and Removal; Appointment of Successor.

(a)       No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 5 shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10.

(b)       The Trustee may resign at any time by giving written notice thereof to the Company and, if the Trustee and the Collateral Agent are not the same Person, to the Collateral Agent. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)       The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and the Company (and, if the Trustee and the Collateral Agent are not the same Person, to the Collateral Agent). If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of removal, the removed Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)	If at any time:

(1)       the Trustee shall cease to be eligible under Section 5.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months; or

(2)       the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, (i) in any such case the Company may remove the Trustee, or (ii) in the case of clause (d)(1) above only and subject to Section 4.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)       If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 5.9 and Section 5.10. If, within one (1) year after such resignation, removal or incapability, or occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee (and, if the retiring Trustee and the Collateral Agent are not the same Person, to the Collateral Agent), the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.10, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section 5.9 and Section 5.10, any Holder of a Security who has been a bona fide Holder of a

Security for at least thirty (30) days may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)        The successor Trustee shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 5.10. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee (and, if the retiring Trustee and the Collateral Agent are not the same Person, to the Collateral Agent) an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Such retiring Trustee shall, upon payment of its charges, promptly execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article 5.

SECTION 5.11. Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture), shall be the successor of the Trustee hereunder (provided such Corporation shall be otherwise eligible under this Article 5), without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 5.12. Authenticating Agents.

The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 5.12.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent (provided such Corporation shall be otherwise eligible under this Section 5.12), without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.12, the Trustee may appoint a successor Authenticating Agent, which shall be subject to acceptance by the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.12.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 5.12.

If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 5.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

Dated: __________________

By:_______________________________

By:___________, as Authenticating Agent

By:_______________________________
Authorized Signature

SECTION 5.13. Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign as Trustee hereunder, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 5.14. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 6.

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 6.1. Company May Consolidate, Etc., Only on Certain Terms.

Without the consent or affirmative vote of the Holders of each Outstanding Security, the Company shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into it or convey, transfer, sell or lease such Person’s properties and assets substantially as an entirety to it, unless:

(a)       the Company is the surviving person or the Person formed by such consolidation or into which the Company is merged, or the Person to which the Company’s properties and assets are conveyed, transferred, sold or leased, shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and if other than the Company, shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all of the Securities as applicable, and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)       immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(c)       with respect to any sale, lease or other disposition of any of the assets of the Company and its Subsidiaries, such sale, lease or other disposition shall be permitted by the provisions of Section 8.21;

(d)       the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 6 and that all conditions precedent herein provided for relating to such transaction have been complied with, together with any documents required under Section 7.3.

For purposes of this Section, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which property and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. In no event will the consummation of the Plan be prohibited by this Section 6.1, require the consent or affirmative vote of the Holders of each Outstanding Security pursuant to this Section 6.1, or require the Company to deliver to the Trustee an Officer’s Certificate or an Opinion of Counsel pursuant to this Section 6.1.

SECTION 6.2. Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer of all or substantially all the assets of the Company in accordance with Section 6.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all the obligations and covenants under this Indenture and the Securities except with respect to any obligations that arise from, or are related to, such transaction.

ARTICLE 7.

SUPPLEMENTAL INDENTURES

SECTION 7.1. Supplemental Indentures without Consent of Holders of Securities.

Without the consent or affirmative vote of any Holders of Securities, the Company, the Guarantors, if applicable, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture, the Securities and the Subsidiary Guarantees by entering into one or more indentures supplemental hereto for any of the following purposes:

(1)       to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective;

(2)       to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by Article 6;

(3)       to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 12.1;

(4)       to evidence and provide for the acceptance of appointment hereunder by a successor Trustee;

(5)       to provide for uncertificated Securities in addition to or in place of Securities evidenced by Physical Notes (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

(6)       to add Guarantors with respect to the Securities or release Guarantors from Subsidiary Guarantees as provided or permitted by the terms of this Indenture;

(7)	to further secure the Securities;

(8)       to add to the covenants of the Company or Events of Default for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company;

(9)       to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

(10)     to make any other provisions with respect to matters or questions arising under this Indenture as the Company may deem necessary or desirable, provided that such action pursuant to this clause (10) shall not adversely affect the interests of the Holders of Securities.

Upon Company Request accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 7.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

SECTION 7.2. Supplemental Indentures with Consent of Holders of Securities.

With either (a) the written consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company, the Guarantors and the Trustee, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in principal amount of the Outstanding Securities, the Company and the Guarantors when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Securities and the Subsidiary Guarantees or of modifying in any manner the rights of the Holders of Securities under this Indenture, the Subsidiary Guarantees or the Securities; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby:

(1)       change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount, any premium or the rate of interest payable thereon, or the coin or currency in which any Security or the interest or any premium thereon or any other amount in respect thereof is payable;

(2)       impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of any repurchase or redemption, on or after the Repurchase Date or the Redemption Date, respectively);

(3)       reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any supplemental indenture to modify or amend any provision of this Indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(4)       modify any of the provisions of this Section 7.2 except to increase any required percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

It shall not be necessary for any Act of Holders of Securities under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

The quorum at any meeting called to adopt a resolution of the Holders shall be Holders representing a majority in aggregate principal amount of Securities at the time Outstanding.

SECTION 7.3. Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 7 or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Sections 5.1 and 5.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 7.4. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article 7, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder, or otherwise recorded on the records of the Trustee, as Security Registrar, appertaining thereto shall be bound thereby.

SECTION 7.5. Reference in Securities to Supplemental Indentures.

Securities evidenced by Physical Notes that are authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 7 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 7.6. Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 7.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

ARTICLE 8.

COVENANTS

SECTION 8.1. Payment of Principal, Premium and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company shall deposit or cause to be deposited with the Trustee, no later than the close of business on the date of the Stated Maturity of any Security or no later than the close of business on the due date for any installment of interest or principal, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date, as the case may be.

SECTION 8.2. Maintenance of Offices or Agencies.

The Company hereby appoints the [New York City] office of the Trustee as its agent in the Borough of Manhattan, The City of New York, where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of, premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 8.3, the Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made and notices and demands may be served on the Corporate Trust Office of the Trustee.

SECTION 8.3. Money for Security Payments to Be Held in Trust.

If the Company will act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and the Company will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, no later than the close of business on each due date of the principal of, premium, if any, or interest on any Securities, deposit with such Paying Agent(s) a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 8.3, that such Paying Agent will:

(a)       hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)       give the Trustee notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest; and

(c)       at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Anything contained herein to the contrary notwithstanding, any money held by the Trustee or any Paying Agent in trust for the payment and discharge of the principal of, premium, if any, or interest on any Security that remains unclaimed for two (2) years after the date when each payment of such principal, premium, or interest has become payable shall, upon the request of the Company, be repaid by the Trustee to the Company as its absolute property free from trust, and the Trustee shall thereupon be released and discharged with respect thereto and the Holders shall look only to the Company for the payment of the principal, premium or interest on such Security. The Trustee shall not be liable to the Company or any Holder for interest on funds held by it for the payment and discharge of the principal, premium or interest on any of the Securities to any Holder. The Company shall not be liable for any interest on the sums paid to it pursuant to this paragraph and shall not be regarded as a trustee of such money.

SECTION 8.4. Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect at all times its existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect at all times the existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Board of Directors, the termination of or failure to preserve and keep in full force and effect such existence, right or franchise referred to in this sentence could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 8.5. Statement by Officers as to Default.

The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate (one of the signers of which shall be the Company’s principal executive, principal financial or principal accounting officer), stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they have knowledge.

The Company will deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 8.5 shall be delivered to the Trustee at the Corporate Trust Office of the Trustee.

SECTION 8.6. Delivery of Certain Financial and Business Information; Visitation; Confidentiality.

(a)       The Company shall deliver to the Trustee (and, upon receipt thereof, the Trustee shall furnish to each Holder of Securities that has agreed, as contemplated by the provisions of clause (v) of Section 8.6(d), to be subject to the provisions of such Section 8.6(d)):

(i)        Interim Statements -- promptly after the same are available and in any event within forty-five (45) days after the end of each quarterly fiscal period in each fiscal year of the Company, copies of

(A)      a consolidated balance sheet of the Company and its Subsidiaries as at the end of such period, and

(B)      consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such period and for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding period in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(ii)      Annual Statements -- promptly after the same are available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, copies of

(A)      a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(B)      consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances.

(iii)      SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice or proxy statement or similar document sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole;

(iv)      Notice of Event of Default -- promptly and in any event within five (5) days after an Officer of the Company becoming aware of the existence of any Event of Default or that any Person has given any notice or taken any action with respect to a claimed Event of Default hereunder or that any Person has given any notice or taken any action with respect to a claimed Default of the type referred to in Section 4.1(e) or (f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(v)       List of Domestic Subsidiaries -- within forty-five (45) days after the end of each quarterly fiscal period in each fiscal year of the Company, an Officer’s Certificate (one of the signers of which shall be the Company’s principal executive, principal financial or principal accounting officer) setting forth a list as of the end of such period of Domestic Subsidiaries acquired or created by the Company or any of its Domestic Subsidiaries during such period (it being agreed and understood that all Domestic Subsidiaries are required to become Guarantors and execute a Subsidiary Guarantee as and when required pursuant to Section 8.7); and

(vi)      Requested Information -- with reasonable promptness, such other data and information relating to (A) the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries, or (B) the ability of the Company to perform its obligations hereunder and under the Securities, as from time to time may be reasonably requested by the Trustee.

(b)       The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act (it being understood that no rules or regulations have been promulgated by the Commission under such Section 314(a) and, therefore, until any such regulations have been so promulgated, no supplementary or periodic information, documents or reports shall be required to be filed under such Section 314(a)).

(c)	The Company shall permit the representatives of the Trustee:

(i)        No Event of Default -- if no Event of Default then exists, at the expense of the Holders and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(ii)      Event of Default -- if an Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

(d)       The Trustee agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Indenture that is identified by the Company as being confidential at the time the same is delivered to the Trustee, provided that nothing herein shall limit the disclosure of any such information (i) after such information shall have become public other than through a violation of this Section 8.6(d), or becomes available to the Trustee or any Holder or any beneficial owner of any of the Securities on a nonconfidential basis from a source other than the Company, (ii) to the extent required by statute, rule, regulation or judicial process, (iii) to counsel for the Trustee or any Holder or beneficial owner of any of the Securities, (iv) to bank examiners, the National Association of Insurance Commissioners or any other regulatory authority having jurisdiction over the Trustee or any Holder or beneficial owner of any of the Securities, or to auditors or accountants for any of such Persons, (v) to any Holder or any beneficial owner of any of the Securities or any Affiliate thereof, so long as such Person agrees to be bound by the provisions of this Section 8.6(d) to the same extent and on the same terms as the Trustee and such Person certifies to the Trustee that it is not a Competitor of the Company, (vi) in connection with any litigation to which any one or more of the Trustee, any Holder or any beneficial owner of any of the Securities or any Affiliate thereof is a party, or in connection with the enforcement of rights or remedies hereunder or under any document related hereto, (vii) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Indenture or any of the Securities so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of this Section 8.6(d) to the same extent and on the same terms as the Trustee and such Person certifies to the beneficial owner (or other assignor or prospective assignor) that it is not a Competitor of the Company, or (viii) with the consent of the Company; provided further, that the Company, upon the approval in advance by the affirmative vote of not less than a majority of the members of the entire Board of Directors, may in any one or more instances waive the requirement or a certification that a Person is not a Competitor of the Company under the foregoing clauses (v) and (vii).

SECTION 8.7. Additional Subsidiary Guarantees.

If the Company or any of its Domestic Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that Domestic Subsidiary shall become a Guarantor and execute a Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within thirty (30) days of the date on which it was acquired. The form of such Subsidiary Guarantee is attached as Exhibit D hereto.

SECTION 8.8. Compliance With Law.

The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.9. Insurance.

The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles and co-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

SECTION 8.10. Maintenance of Properties.

The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 8.11. Payment of Taxes and Claims.

The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.12. Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

SECTION 8.13. Priority of Securities.

The Company will ensure that its payment obligations under this Indenture and the Securities will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of the Company.

SECTION 8.14. Transactions with Affiliates.

The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

SECTION 8.15. Line of Business.

The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Indenture.

SECTION 8.16. Terrorism Sanctions Regulations.

The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

SECTION 8.17. Restriction on Indebtedness.

The Company will not, and will not permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)	Indebtedness arising under this Indenture and the Securities;
(b)	endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
(c)	Subordinated Indebtedness;
(d)

Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Company or such Subsidiary or under any Capitalized Lease, provided that the aggregate principal amount of such Indebtedness of the Company and its Subsidiaries shall not exceed the aggregate amount of U.S.$1,000,000 at any one time;

(e)	Indebtedness existing on the date hereof and listed and described on Schedule B hereto;
(f)	Indebtedness of a Subsidiary to the Company;
(g)

 Indebtedness consisting of the agreement of the Company or a Subsidiary to indemnify the issuer of a performance bond or payment bond obtained and issued in the ordinary course of the Company’s or such Subsidiary’s business, provided that the aggregate amount of bonds outstanding at any time pursuant to this clause (g) shall not exceed U.S.$30,000,000;

(h)

Indebtedness owed by the Company or a Subsidiary to institutional lenders, which Indebtedness was incurred in the ordinary course of business of the Company or such Subsidiary for general working capital, provided that the Indebtedness outstanding pursuant to this clause (h) does not at any time exceed U.S.$25,000,000 in the aggregate, and further provided, that the Indebtedness outstanding pursuant to this clause (h) is not secured by any of the Collateral; and

(i)	Unsecured Indebtedness, provided that the Indebtedness outstanding pursuant to this clause (i) does not at any time exceed U.S.$3,000,000 in the aggregate.

SECTION 8.18. Restrictions on Liens.

The Company will not, and will not permit any Subsidiary to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against them that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or(e) sell, assign, pledge or otherwise transfer any accounts receivable, with or without recourse, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of the Person that owns such accounts or a disposition of defaulted accounts receivable for collection and not as a financing arrangement; provided that the Borrowers or any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(i)        Liens in favor of the Company on all or part of the assets of a Subsidiary securing Indebtedness owing by such Subsidiary to the Company;

(ii)       Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(iii)      deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)      Liens in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company or the applicable Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(v)       Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens in respect of obligations not overdue;

(vi)      encumbrances on real estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens and other minor Liens, provided that none of such Liens (A) interferes materially with the use or value of the property affected in the ordinary conduct of the business of the Company and the Subsidiaries, and (B) individually or in the aggregate have a Material Adverse Effect;

(vii)	Liens existing on the date hereof and listed on Schedule C hereto;

(viii)    purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 8.17(d), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired and secure only the purchase price therefor;

(ix)       Liens on cash and cash equivalents of the Company or its Subsidiaries securing indemnity obligations of the Company or its Subsidiaries permitted by clause (g) of Section 8.17; provided that the amount of cash and cash equivalents upon which Liens are in effect pursuant to this clause (ix) shall not exceed U.S.$30,000,000 in the aggregate at any time;

(x)        Liens securing Indebtedness incurred by the Company or a Subsidiary pursuant to clause (h) of Section 8.17, provided that none of such Liens shall encumber any of the Collateral; and

(xi)	Liens in favor of the Trustee for the benefit of the Holders.

SECTION 8.19. Restrictions on Investments.

The Company will not, and will not permit any Subsidiary to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)	Cash Equivalents;

(b)       Investments existing on the date hereof and listed on Schedule D hereto;

(c)       Investments by the Company in Domestic Subsidiaries, so long as the Person in which such Investments are made remains a Domestic Subsidiary; and

(d)       Loans by the Company or any Subsidiary to the Litigation Trust created pursuant to the Plan, provided that the outstanding principal balance of such Loans shall not at any time exceed U.S.$7,500,000 in the aggregate.

SECTION 8.20. Restricted Payments.

The Company will not, and will not permit any Subsidiary to, make any Restricted Payments, except that, so long as no Default or Event of Default shall have occurred and be continuing, the Company may declare or pay cash dividends to the holders of its Capital Stock within one hundred-twenty (120) days after the end of any fiscal year of the Company in amounts not exceeding in the aggregate, when added to all cash dividends declared or paid pursuant to the proviso below in this Section 8.20 with respect to such fiscal year, forty-five percent (45%) of the Net Income for such fiscal year, provided, however, that, in order to facilitate the payment of estimated taxes by the members of the Company, the Company may declare and pay cash dividends to the holders of its Capital Stock within ninety (90) days after the end of any fiscal quarter of any fiscal year of the Company in amounts not exceeding in the aggregate, when added to all other dividends paid by the Company with respect to the Net Income for the same fiscal year, an amount equal to forty-five percent (45%) of the cumulative Net Income (as reduced by the amount of negative Net

Income during any fiscal quarters of such fiscal year) for such fiscal year to date so long as (a) the cumulative amount of dividends paid with respect to the applicable fiscal year does not exceed forty-five percent (45%) of the Net Income for such fiscal year to the date of the proposed Restricted Payment, and (b) the Company takes such action as may be necessary so that the cumulative amount of cash dividends paid with respect to any applicable fiscal year pursuant to this proviso does not exceed forty-five percent (45%) of the Net Income for the entire applicable fiscal year.

SECTION 8.21. Asset Sales.

Except as permitted under Article 6, the Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets of the Company and its Subsidiaries, provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Subsidiaries if such assets are sold in an arms length transaction for fair market value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the Net Proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of “substantial part” set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1) to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2) to redeem Securities in accordance with Article 11.

As used in this Section 8.21, a sale, lease or other disposition of assets shall be deemed to be with respect to a “substantial part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of twelve (12) consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the Tangible Net Worth of the Company and its Subsidiaries on a consolidated basis, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “substantial part” any (i) sale or disposition of assets in the ordinary course of business of the Company and its Subsidiaries, (ii) any transfer of assets from the Company to any Domestic Subsidiary or from any Domestic Subsidiary to the Company or any other Domestic Subsidiary, and (iii) any sale or transfer for fair market value of property acquired by the Company or any Subsidiary after the Effective Date to any Person within three hundred sixty-five (365) days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or such Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee, for a rental and on other terms that constitute fair market rental and terms for a lease of such property in the applicable location.

SECTION 8.22. Compliance with Environmental Laws.

Without limitation of the generality of Section 8.8, the Company will not, and will not permit any Subsidiary to, (a) use any real estate owned or leased by it or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of applicable law, except to the extent that the failure to do so will not have a Material Adverse Effect, (b) cause or permit to be located on any real estate owned or leased by it any underground tank or other underground storage receptacle for Hazardous Substances in violation of applicable law except where the violation of any applicable law would not have a Material Adverse Effect, (c) generate any Hazardous Substances on any real estate owned or leased by it in violation of applicable law except to the extent that the failure to do so will not have a Material Adverse Effect, (d) conduct any activity at any real estate owned or leased by it, or use any such real estate, in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into such real estate which would have a Material Adverse Effect or (e) otherwise conduct any activity at any real estate owned or leased by it or use any such real estate in any manner that would violate any Environmental Law or bring such real estate in violation of any Environmental Law which would have a Material Adverse Effect.

SECTION 8.23. Subordinated Indebtedness.

The Company will not, and will not permit any Subsidiary to, amend, supplement or otherwise modify the terms of any Subordinated Indebtedness or prepay, redeem or repurchase any Subordinated Indebtedness in advance of the scheduled payment schedule and maturity thereof.

SECTION 8.24. Minimum Tangible Net Worth.

The Company will not permit the Tangible Net Worth to be less at any time than U.S.$65,000,000.

SECTION 8.25. Collateral for Securities.

The Securities and all other obligations of the Company hereunder shall be secured by a perfected first priority security interest (subject only to Liens permitted by clauses (i) through (viii) of Section 8.18 that are entitled to priority under applicable law) in all of the assets of the Company and each of the Guarantors (other than real property), whether owned on the Effective Date or thereafter acquired, including without limitation all Capital Stock of each Subsidiary of the Company, all cash and cash and cash equivalents of the Company and each of the Guarantors. The Company will execute and deliver, and will cause each of the Guarantors to execute and deliver, such Security Documents and other documents and agreements as the Trustee may request in order for the Trustee to have such perfected security interests, and the Company will take such action, and will cause each of the Guarantors to take such action, as the Trustee may request for such purpose. The terms of the Lien in the Collateral described above will be subject to the provisions of Article 13.

ARTICLE 9.

PURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

SECTION 9.1. Right to Require Repurchase.

In the event that a Change of Control shall occur, then each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 9.2, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities, or any portion of the principal amount thereof that is equal to U.S.$1,000 or any greater integral multiple of U.S.$1,000, on the date (the “Repurchase Date”) that is fixed by the Company at a cash purchase price equal to one hundred one percent (101%) of the principal amount of the Securities to be repurchased plus interest (including the PIK Portion of interest), accrued to, but excluding, the Repurchase Date (the “Repurchase Price”);provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.8. The Repurchase Date will be determined by the Company in the following manner: (i) the Company will give notice of the Change of Control as contemplated in Section 9.2(a); (ii) each Holder electing to exercise the repurchase right must deliver, on or before the twentieth (20th) day (or such greater period as may be required by applicable law) after the date of the Company’s notice provided in provision (i) above: (A) irrevocable written notice to the trustee of such Holder’s exercise of its repurchase right; and (B) the Securities (or, with respect to Securities not evidenced by a Physical Note, an Instrument of Transfer) with respect to which such repurchase right is being exercised; and (iii) the Company will make the repurchase on a date that is no later than twenty (20) Business Days after the Holder has delivered the notice provided in proviso (ii) above. Such right to require the repurchase of the Securities shall not continue after a discharge of the Company from its obligations with respect to the Securities in accordance with Article 3 unless a Change of Control shall have occurred prior to such discharge.

SECTION 9.2. Notices; Method of Exercising Repurchase Right, Etc.

(a)       On or before the twentieth (20th) day after the occurrence of a Change of Control, the Company or, at the request and expense of the Company on or before the thirtieth (30th) day after such occurrence, the Trustee, shall give to all Holders of Securities, in the manner provided in Section 1.6, notice (the “Company Notice”) of the occurrence of the Change of Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a repurchase right to the Trustee.

Each notice of a repurchase right shall state:

(1)	the Repurchase Date,
(2)	the date by which the repurchase right must be exercised,
(3)	the Repurchase Price,
(4)

a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered (or, with respect to Securities not evidenced by a Physical Note, instruments of transfer are to be delivered) for payment of the Repurchase Price and accrued interest, if any,

(5)

that on the Repurchase Date, the Repurchase Price, and accrued interest, if any, will become due and payable upon each such Security designated by the Holder to be repurchased and that interest thereon shall cease to accrue on and after said date,

(6)	the place or places that the Notice of Election of Holder to Require Repurchase attached hereto as Exhibit B, shall be delivered, and the form of such notice, and
(7)	the CUSIP number or number of such Securities.

If any of the foregoing provisions or other provisions of this Article 9 are inconsistent with applicable law, such law shall govern.

(b)       To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the twentieth (20th) day (or such greater period as may be required by applicable law) after the date of the Company Notice (1) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof (with respect to Securities evidenced by a Physical Note), the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and (2) the Securities with respect to which such repurchase right is being exercised. Such written notice shall be irrevocable.

(c)       In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash, as provided above, for payment to the Holder on the Repurchase Date together with accrued and unpaid interest to the Repurchase Date payable with respect to the Securities as to which the purchase right has been exercised.

(d)       If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate then in effect per annum.

(e)       Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing, or, with respect to any Security not evidenced by a Physical Note, an Instrument of Transfer, shall be delivered to the Trustee, and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered (or, with respect to a Security not evidenced by a Physical Note, the Trustee shall record on its records the continuing ownership by such Holder of the unrepurchased portion of the principal of such Security).

(f)        All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.10.

ARTICLE 10.

HOLDERS LISTS AND REPORTS BY

TRUSTEE AND COMPANY; NON-RECOURSE

SECTION 10.1. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a)       semi-annually, not more than fifteen (15) days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date, and

(b)       at such other times as the Trustee may reasonably request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 10.2. Preservation of Information.

(a)       The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 10.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 10.1 upon receipt of a new list so furnished.

(b)       The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c)       Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 10.3. No Recourse Against Others.

An incorporator or organizer or any past, present or future director, officer, employee or stockholder, as such, of the Company or any successor entity shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 10.4. Reports by Trustee.

(a)       The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, that complies with the provisions of such Section 313(a).

(b)       A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with the Commission, with each stock exchange, if any, upon which the Securities are listed, and with the Company.

SECTION 10.5. Reports by Company.

The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein; provided, however, that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 10.6. Certain Trust Indenture Act Requirements Relating to Collateral.

(a)       To the extent required by Section 314(b) of the Trust Indenture Act, the Company shall furnish to the Trustee promptly after the date of this Indenture an Opinion of Counsel stating substantially to the effect that, in the opinion of such counsel, either (i) all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Documents and reciting, with respect to the security interests in the Collateral, the details of such action or (ii) no such action is necessary to make such Lien effective.

(b)       To the extent required by Section 314(b) of the Trust Indenture Act, the Company shall furnish to the Trustee as promptly as practicable after May 15 of each year beginning with the May 15 following the date of this Indenture, an Opinion of Counsel, dated as of the date such opinion is furnished, stating substantially to the effect that, in the opinion of such counsel, either (i) all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture, supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting, with respect to the security interests in the Collateral, the details of such action or referring to prior Opinions of Counsel in which such details are given or (ii) no such action is necessary to maintain such Lien.

(c)       To the extent applicable, the Company will cause Section 313(b) of the Trust Indenture Act, relating to reports, and Section 314(d) of the Trust Indenture Act, relating to the release of property and the substitution therefor of any property to be pledged as Collateral for the Securities and the Subsidiary Guarantees thereof, to be complied with. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be made by an officer of the Company except in cases where Section 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary herein, the Company and its Subsidiaries shall not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine, in good faith based on written advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.

ARTICLE 11.

REDEMPTION OF SECURITIES

SECTION 11.1. Right of Redemption; Required Redemption.

The Company (a) may elect to redeem for cash all or any portion of the Securities at any time (other than in respect of a Change of Control which shall be governed by Article 9), and (b) shall redeem for cash Securities if (and in the amount that) the Company and its Subsidiaries have Excess Cash on any Excess Cash Determination Date, each of which redemptions pursuant to this clause (b) shall be on a Redemption Date that is (i) with respect to any Excess Cash Determination Date that is a June 30, not less than ninety (90) nor more than one hundred twenty (120) days after the applicable Excess Cash Determination Date, and (ii) with respect to any Excess Cash Determination Date that is a December 31, not less than one hundred twenty (120) nor more than one hundred fifty (150) days after the applicable Excess Cash Determination Date (any redemption pursuant to clause (a) or (b) of this sentence, a “Redemption”).

The Securities shall not be redeemable at the option of the Company other than pursuant to this Article 11.

SECTION 11.2. Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article 11.

SECTION 11.3. Notice to Trustee Regarding Redemption.

In case of any redemption pursuant hereto, the Company shall, at least fifteen (15) Business Days prior to the Redemption Notice Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee by Company Request of the Redemption Date and of the principal amount of Securities of that series to be redeemed and shall deliver to the Trustee such documentation and records as shall enable Trustee to select the Securities to be redeemed pursuant to Section 11.4.

SECTION 11.4. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee at least five (5) Business Days prior to the Redemption Notice Date from the Outstanding Securities not previously called for redemption by lot or such method as the Trustee may deem fair and appropriate.

The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof and the certificate numbers, if any, thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities that has been or is to be redeemed.

SECTION 11.5. Notice of Redemption.

Upon not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date (the “Redemption Notice Date”), notice of Redemption shall be given by the Company, or by the Trustee upon the written request of the Company, in the manner provided in Section 1.6 to all Holders of Securities in the case of an Redemption by the Company. All notices of Redemption shall identify the Securities to be redeemed, including the CUSIP numbers thereof, and shall state:

(a)	the Redemption Date,
(b)	the Redemption Price,
(c)	that on the Redemption Date the Redemption Price, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after said date, and
(d)

the place or places where such Securities are to be surrendered (or, with respect to Securities not evidenced by Physical Notes, an Instrument of Transfer is to be delivered) for payment of the Redemption Price.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

Notice of Redemption received by the Trustee shall be given by the Trustee to the Paying Agent in the name of and at the expense of the Company.

Notice of redemption of Securities to be redeemed pursuant to this Article 11, at the written request by the Company to the Trustee made at least forty-five (45) days prior to the Redemption Date, shall be given by the Trustee in the name and at the expense of the Company. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 11.6. Deposit of Redemption Price.

Not less than one (1) Business Day prior to any Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 8.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and accrued or unpaid interest (including the PIK Portion) on, all the Securities that are to be redeemed on that date (except that, if the Redemption Date shall be an Interest Payment Date, then the interest shall be paid as provided herein on such Interest Payment Date and the accrued PIK Portion of interest shall also be payable on such date with respect to the Securities to be redeemed).

SECTION 11.7. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities to be so redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price or in the payment of the PIK Portion or any other portion of any applicable accrued interest) such Securities shall cease to bear interest. Upon surrender of any Securities for redemption (or, with respect to Securities not evidenced by Physical Notes, delivery of an Instrument of Transfer) in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with any applicable accrued and unpaid interest (including the PIK Portion thereof) up to but not including the Redemption Date; provided, however, that installments of interest (other than the PIK Portion, which shall be payable on the Redemption Date) on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.8.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption (or, with respect to any Security not evidenced by a Physical Note, delivery of an Instrument of Transfer), the principal amount of, premium, if any, and, to the extent permitted by applicable law, accrued interest (including the PIK Portion) on such Security shall, until paid, bear interest from the Redemption Date at the rate then in effect.

SECTION 11.8. Securities Redeemed in Part.

Any Security evidenced by a Physical Note that is to be redeemed only in part shall be surrendered with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holders’ attorney duly authorized in writing, and an Instrument of Transfer shall be delivered with respect to any Security not evidenced by a Physical Note that is to be redeemed only in part, in each case at an office or agency of the Company designated for that purpose pursuant to Section 8.2, and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Registered Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered (or, with respect to any Security not evidenced by a Physical Note, the Trustee shall record on its records the continuing ownership by such Holder of the unredeemed portion of the principal of such Security).

ARTICLE 12.

SUBSIDIARY GUARANTEES

SECTION 12.1. Guarantee.

(a)       Subject to this Article 12, each of the Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of Securities authenticated and delivered by the Trustee (or recorded on the records of the Trustee, as Security Registrar) and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

(1)       the principal of, premium and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under this Indenture, the Securities and the Security Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)       in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)       The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and the Security Documents.

(c)       If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)       Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 4 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 4 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

SECTION 12.2. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 12.3. Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 12.1, each Person that becomes a Guarantor (including each Person that becomes a Guarantor after the date of this Indenture) hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit C hereto will evidence that such Person has become a Guarantor on the terms and conditions set forth in this Article 12.

If an officer whose signature is on this Indenture or on a notation of the Subsidiary Guarantee thereafter no longer holds that office, such Subsidiary Guarantee will be valid nevertheless.

In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, the Company will cause such Domestic Subsidiary to comply with this Article 12, to the extent applicable.

SECTION 12.4. Guarantors May Consolidate, etc., on Certain Terms; Releases.

In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, in a transaction effected in compliance with Section 6.1 and Section 8.21, by way of (a) merger, consolidation or otherwise, or (b) a sale or other disposition of all of the Capital Stock of any Guarantor, in each case (with respect to clauses (a) and (b)) to a Person that is not (either before or after giving effect to such transactions) the Company or a Subsidiary of the Company, then such Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee, provided that the foregoing provisions of this sentence shall not apply to any sale or disposition that constitutes a Change of Control. Upon satisfaction and discharge of this Indenture in accordance with Section 3.1, then each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, or upon the satisfaction and discharge of this Indenture in accordance with Section 3.1, the Trustee will execute any documents reasonably required in order to evidence the release of the applicable Guarantor or Guarantors from its or their obligations under its or their Subsidiary Guarantee and the release of any Collateral of the applicable Guarantor or Guarantors from the Lien created by the Security Documents.

Any Guarantor not released from its obligations under its Subsidiary Guarantee will remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

ARTICLE 13.

COLLATERAL AND SECURITY

SECTION 13.1. The Collateral.

(a)       The Collateral Agent shall have the privileges, powers and immunities as set forth herein and in the Security Documents. The Company and the Guarantors agree that, on and after the date of initial issuance of any of the Securities, the full and punctual payment of the principal of and interest on the Securities when due, whether on an Interest Payment Date, at Stated Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, and payment and performance of all other Security Obligations shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Security Obligations, and that such Liens are first priority Liens. The Trustee, the Company and the Guarantors hereby agree that the Collateral Agent shall hold the Collateral in trust for the benefit of all of the Holders and the Trustee, in each case pursuant to the terms of the Security Documents, and the Collateral Agent is hereby authorized to execute and deliver the Security Documents.

(b)       Each Holder, by its acceptance of a Security and the Subsidiary Guarantees, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of Collateral), as the same may be in effect or may be amended from time to time in accordance with their terms and this Indenture, and that it shall not be entitled to the benefits of the Security Documents or this Indenture except pursuant to the terms and conditions thereof and hereof, and each Holder irrevocably appoints the Collateral Agent and authorizes and directs the Collateral Agent to perform obligations and exercise their respective rights under the Security Documents in accordance therewith, together with such powers as are reasonably incidental thereto; provided, however, that if any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act shall control.

(c)       The Company shall deliver to the Trustee (if it is not itself then the Collateral Agent) copies of all documents delivered to the Collateral Agent and will do or cause to be done all such acts and things as may be required by this Section 13.1(c), to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities and Subsidiary Guarantees secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause the Guarantors to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Security Obligations, a valid and enforceable perfected first priority Lien and security interest in and on all of the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders, as contemplated by this Indenture and the Security Documents.

SECTION 13.2. Release of Liens on the Collateral.

(a)       Subject to subsections (b) and (c) of this Section 13.2 and the Security Documents, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. Upon the request of the Company pursuant to an Officer’s Certificate described in subsection (b) below, the Company and the Subsidiary Guarantors will be entitled to a release of assets included in the Collateral from the Liens securing the Securities, and the Collateral Agent and the Trustee shall release the same from such Liens at the Company's sole cost and expense, under one or more of the following circumstances:

(1)       in whole, upon payment in full of the principal of, premium and accrued and unpaid interest, if any, on the Securities and the satisfaction of all other obligations hereunder and under the Securities and the Security Documents; provided that all amounts owing to the Trustee and the Collateral Agent under this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents have been paid;

(2)       in whole, upon satisfaction and discharge of this Indenture as set forth in Section 3.1;

(3)       in part, as to any asset constituting Collateral (A) that is sold or otherwise disposed of by the Company or any Subsidiary Guarantor in a transaction permitted by Section 8.21 and the Security Documents, to the extent of the interest sold or disposed of; (B) that is cash withdrawn from deposit accounts for any purpose permitted by this Indenture and the Security Documents; (C) that is owned or at any time acquired by a Guarantor that has been released from its Subsidiary Guarantee in accordance with this Indenture, concurrently with release thereof; or (D) otherwise in accordance with, and as expressly provided for under, this Indenture and the Security Documents; or

(4)       pursuant to a Supplemental Indenture that takes effect in accordance with Article 7.

(b)       In connection with the release of assets included in the Collateral, the Company and each Guarantor will furnish to the Trustee and the Collateral Agent, an Officer’s Certificate to the effect that all conditions precedent provided for in this Indenture and the Security Documents to such release have been complied with. Upon receipt of such Officer’s Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall promptly cause to be released and reconveyed to the Company, or the relevant Guarantor, as the case may be, the released Collateral, and the Collateral Agent shall promptly execute and deliver to the Company or the relevant Guarantor, as the case may be, such instruments of release or reconveyance and other documents as the Company or such Guarantor may reasonably request. No Collateral may be released from the Lien and security interest created by the Security Documents unless this Section 13.2(b) is complied with. For the avoidance of doubt, the provisions of this Article 13 do not apply to any funds delivered to the Trustee pursuant to Article 3 and no funds held by the Trustee pursuant to Article 3 will be released pursuant to this Article 13.

(c)       At any time when an Event of Default has occurred and is continuing and the Trustee has delivered a notice of such Event of Default to the Collateral Agent (if the Trustee is not then acting as Collateral Agent), the Company will not have the right to obtain any release of Collateral pursuant to the provisions of Section 13.2(a)(3).

(d)       The release of any Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms of this Article 13. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Documents and this Article 13 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture.

SECTION 13.3. Suits to Protect Collateral.

Subject to the provisions of Article 7, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may, or may direct the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(a)	enforce any of the terms of the Security Documents; and

(b)       collect and receive any and all amounts payable in respect of the Security Obligations of the Company and the Subsidiary Guarantors hereunder.

Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 13.4. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 13.5. Purchaser Protected.

In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 13 to be sold be under any obligation to ascertain or inquire into the authority of the Company or the applicable Guarantor to make any such sale or other transfer.

SECTION 13.6. Powers Exercisable by Receiver or Trustee.

In case any of the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 13 upon the Company or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Guarantor or of any officer or officers thereof required by the provisions of this Article 13; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 13.7. Trustee and Collateral Agent.

(a)       Wells Fargo Bank, National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. In the event the Trustee and the Collateral Agent shall at any time not be the same Person, the Collateral Agent shall take such actions under the Security Documents as are requested or instructed by the Trustee and as are not inconsistent with or contrary to the provisions of this Indenture or any Security Document. Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.

(b)       Each of the Trustee and the Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents; provided, however, that if and to the extent that any of the provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act shall control.

(c)       The Collateral Agent and any co-Collateral Agents, sub-agents and attorneys-in-fact appointed by the Trustee or the Collateral Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof), or for exercising any rights and remedies thereunder, shall be entitled to the benefits of all provisions of (i) this Article XIII and (b) Sections 5.1, 5.3 (except clause (i) of Section 5.3(o)), 5.4, 5.6 and 5.7 (as if, in the case of such sections of Article 5, such sections were set forth in full herein with all references to the Trustee therein being references to the Collateral Agent), provided, however, that, with respect to clause (a) of Section 5.7, the Collateral Agent will not have the right to receive additional compensation for its services as Collateral Agent with respect to any time during which the Collateral Agent and the Trustee are the same Person.

SECTION 13.8. Resignation and Removal of Collateral Agent; Appointment of Successor.

(a)       No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Article 13 shall become effective until the acceptance of appointment by the successor Collateral Agent in accordance with the applicable requirements of Section 13.9.

(b)       The Collateral Agent may resign at any time by giving written notice thereof to the Company (and, if the Collateral Agent and the Trustee are not the same Person, to the Trustee). If the instrument of acceptance by a successor Collateral Agent required by Section 13.9 shall not have been delivered to the Collateral Agent within thirty (30) days after the giving of such notice of resignation, the resigning Collateral Agent, the Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(c)       The Collateral Agent may be removed at any time by the Trustee, by instrument delivered to the Company and to the Collateral Agent, or by the Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee, the Collateral Agent and the Company. If the instrument of acceptance by a successor Collateral Agent required by Section 13.9 shall not have been delivered to the Collateral Agent within thirty (30) days after the giving of such notice of removal, the removed Collateral Agent, the Trustee or the Company may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(d)	If at any time:

(1)       the Collateral Agent shall cease to be eligible under Section 13.9 and shall fail to resign after written request therefor by the Company, the Trustee or by any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months; or

(2)       the Collateral Agent shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, subject to Section 4.14, if the Collateral Agent is not removed by the Trustee pursuant to Section 13.8(c), any Holder of a Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Agent and the appointment of a successor Collateral Agent.

(e)       If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Collateral Agent for any cause, the Trustee shall promptly appoint a successor Collateral Agent and shall comply with the applicable requirements of this Section 13.8 and Section 13.9. If, within one (1) year after such resignation, removal or incapability, or occurrence of such vacancy, a successor Collateral Agent shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company, the Trustee and the Collateral Agent, the successor Collateral Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 13.9, become the successor Collateral Agent and supersede the successor Collateral Agent appointed by the Trustee. If no successor Collateral Agent shall have been so appointed by the Trustee or the Holders of Securities and accepted appointment in the manner required by this Section 13.8 and Section 13.9, any Holder of a Security who has been a bona fide Holder of a Security for at least thirty (30) days may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(f)        The Trustee shall give notice of each resignation and each removal of the Collateral Agent and each appointment of a successor Collateral Agent to all Holders of Securities in the manner provided in Section 1.6. Each notice shall include the name of the successor Collateral Agent and the address of its Corporate Trust Office.

SECTION 13.9. Acceptance of Appointment by Successor Collateral Agent.

Every successor Collateral Agent appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Collateral Agent (and, if the retiring Collateral Agent and the Trustee are not the same Person, to the Trustee) an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Collateral Agent. Such retiring Collateral Agent shall, upon payment of its charges, promptly execute and deliver an instrument transferring to such successor Collateral Agent all the rights, powers and trusts of the retiring Collateral Agent and shall duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such retiring Collateral Agent hereunder. Upon request of any such successor Collateral Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts.

No Person shall accept appointment as Collateral Agent hereunder unless at the time of such acceptance such successor Person shall be a Corporation having a combined capital and surplus (or for such purposes, the combined capital and surplus of any parent holding company) of at least U.S.$250,000,000, subject to supervision or examination by federal or state authority, in good standing and having an established place of business or agency in the Borough of Manhattan, The City of New York. If such Corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 13.9, the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Collateral Agent shall cease to satisfy the requirements of this paragraph for being a Collateral Agent, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 13 and a successor shall be appointed pursuant to this Article 13.

SECTION 13.10. Merger, Conversion, Consolidation or Succession to Business of Collateral Agent.

Any Corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate trust business of the Collateral Agent (including its duties as Collateral Agent under this Indenture), shall be the successor of the Collateral Agent hereunder (provided such Corporation shall be otherwise eligible under this Article 13), without the execution or filing of any paper or any further act on the part of any of the parties hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

PH HOLDING LLC

By:_____________________________________ Name:
Title:

Wells Fargo Bank, National Association as Trustee and Collateral Agent

By:______________________________________ Name:
Title:

BCD 99, LLC
FOXBORO 50’S, LLC
FOXBORO COVENTRY, LLC
FOXBORO ESTATES, LLC
FOXBORO VILLAGES, LLC
IVYWOOD INTERIOR DESIGN, LLC
MENIFEE WOODSIDE, LLC
MHA 02, LLC
MONTEREY WOODSIDE, LLC
MWG 00, LLC
MWL 01, LLC
OQUIRRH HIGHLANDS CONDOMINIUMS, LLC
PLEASANT HILL INVESTMENTS, LLC
PLEASANT VALLEY INVESTMENTS, LLC
PORTOLA DEVELOPMENT COMPANY, LLC
PORTOLA DEVELOPMENT, ARIZONA, LLC
PORTOLA DEVELOPMENT, UTAH, LLC
SARATOGA LAND DEVELOPMENT, LLC
SONORA HOA MANAGEMENT, LLC
STERLING 69, LLC
TBB 03, LLC
WDS GP, INC.
WDS HOLDINGS, INC.
WGP GROUP, LLC
WOODSIDE PORTOFINO, INC.
WOODSIDE 04N, LP
WOODSIDE 04S, LP
WOODSIDE 05N, LP
WOODSIDE 05S, LP
WOODSIDE 06N, LP
WOODSIDE 07N, LP
WOODSIDE 20/25, LLC
WOODSIDE ABERDEEN, LLC
WOODSIDE ALLERTON, LLC
WOODSIDE AMBERLY, LLC
WOODSIDE AMELIA LAKES, LLC
WOODSIDE AMR 107, INC.
WOODSIDE AMR 91, LLC
WOODSIDE AUTUMN RIDGE, LLC
WOODSIDE AVALON PARK, LLC
WOODSIDE AVALON, LLC
WOODSIDE BALLANTRAE, LLC
WOODSIDE BELLA FRESCA, INC.

WOODSIDE BERKELEY, LLC
WOODSIDE BILBY RANCH, INC.
WOODSIDE BLUE WATER BAY, LLC
WOODSIDE BRIDGES AT BOULDER CREEK, LLC
WOODSIDE BROOKSTONE, LLC
WOODSIDE BUFFALO RIDGE, LLC
WOODSIDE CAMBRIA, LLC
WOODSIDE CANYON CREEK, LLC
WOODSIDE CASA PALERMO, LLC
WOODSIDE CASTLETON, LLC
WOODSIDE CEDAR CREEK, LLC
WOODSIDE CERAMISTA CITY, LLC
WOODSIDE CERAMISTA VILLAGE, LLC
WOODSIDE CLARENDON HILLS, LLC
WOODSIDE CLEARWATER, LLC
WOODSIDE COLONIAL CHARLES SFD, LLC
WOODSIDE COLONIAL CHARLES VILLAS, LLC
WOODSIDE COMMUNITIES - WDC, LLC
WOODSIDE COMMUNITIES OF NORTH FLORIDA, LLC
WOODSIDE CORTEZ HEIGHTS, LLC
WOODSIDE DAYTONA LAND, LLC
WOODSIDE EAGLE MARSH NORTH, LLC
WOODSIDE EAGLE MARSH SOUTH, LLC
WOODSIDE ENCORE AT SUNSET RANCH, LLC
WOODSIDE EXETER SOUTH, LLC
WOODSIDE FARMINGTON HOLLOW COTTAGES, LLC
WOODSIDE FARMINGTON HOLLOW ESTATES, LLC
WOODSIDE FARMINGTON MEADOWS, LLC
WOODSIDE FIELDSTONE RANCH, LLC
WOODSIDE FIELDSTONE, LLC
WOODSIDE FINISTERRE, LLC
WOODSIDE FOOTHILLS SUNRISE, LLC
WOODSIDE FOOTHILLS WEST, LLC
WOODSIDE GARDEN GATE, LLC
WOODSIDE GM, LLC
WOODSIDE GRANDE PREMIER, LLC

WOODSIDE GREYHAWK, LLC
WOODSIDE GROUP, LLC
WOODSIDE GROUSE POINTE, LLC
WOODSIDE HEARTHSTONE, LLC
WOODSIDE HERITAGE LAKE 129, INC.
WOODSIDE HERITAGE LAKE 150, INC.
WOODSIDE HERITAGE LAKE 7200, INC.
WOODSIDE HIGHLAND RIDGE, LLC
WOODSIDE HOMES CORPORATION
WOODSIDE HOMES OF ARIZONA, INC.
WOODSIDE HOMES OF CALIFORNIA, INC.
WOODSIDE HOMES OF CENTRAL CALIFORNIA, INC.
WOODSIDE HOMES OF FLORIDA, LLC
WOODSIDE HOMES OF FRESNO, INC.
WOODSIDE HOMES OF MINNESOTA, INC.
WOODSIDE HOMES OF NEVADA, INC.
WOODSIDE HOMES OF NORTHERN CALIFORNIA, INC.
WOODSIDE HOMES OF RENO, LLC
WOODSIDE HOMES OF SOUTH TEXAS, LLC
WOODSIDE HOMES OF SOUTHEAST FLORIDA, LLC
WOODSIDE HOMES OF SOUTHERN CALIFORNIA, LLC
WOODSIDE HOMES SALES CORPORATION
WOODSIDE HUNTERS CREEK, LLC
WOODSIDE JACKRABBIT ESTATES, LLC
WOODSIDE KARSTON COVE, LLC
WOODSIDE KINDER RANCH, LLC
WOODSIDE KNOLL CREEK, LLC
WOODSIDE LAND HOLDINGS, LLC
WOODSIDE LAS COLINAS, LLC
WOODSIDE LEGACY, LLC
WOODSIDE LEGACY OAKS, LLC
WOODSIDE MADISON COLONY, LLC
WOODSIDE MAGMA RANCH, LLC
WOODSIDE MAJESTIC OAKS, LLC
WOODSIDE MEADOWS OF BIG LAKE, LLC
WOODSIDE MENIFEE 105, INC.
WOODSIDE MONTECATINI, INC.
WOODSIDE MONTROSE, INC.

WOODSIDE MURABELLA, LLC
WOODSIDE NORTH MPLS, LLC
WOODSIDE NORTHRIDGE, LLC
WOODSIDE PALMILLA, LLC
WOODSIDE PALOMAR, LLC
WOODSIDE PARK PASEO, LLC
WOODSIDE PARKVIEW, LLC
WOODSIDE PASEO 5000, LLC
WOODSIDE PASEO 6000, LLC
WOODSIDE PASEO 7200, LLC
WOODSIDE PEBBLE CREEK, LLC
WOODSIDE PRESERVE AT BOULDER CREEK, LLC
WOODSIDE PROVENCE, LLC
WOODSIDE QUAIL CROSSING, LLC
WOODSIDE RIO VISTA, LLC
WOODSIDE RIVERWALK PRESERVE, LLC
WOODSIDE ROCKING HORSE, LLC
WOODSIDE ROCKWELL, LLC
WOODSIDE ROCKY PEN, LLC
WOODSIDE ROGERS RANCH, LLC
WOODSIDE ROSEWOOD, LLC
WOODSIDE ROYAL MEADOWS, LLC
WOODSIDE S.O., LLC
WOODSIDE SCOTLAND HEIGHTS, LLC
WOODSIDE SIENNA, LLC
WOODSIDE SOLANO, LLC
WOODSIDE SOMERSET, LLC
WOODSIDE SOUTH BROOK, LLC
WOODSIDE SOUTHERN HILLS, LLC
WOODSIDE SOUTHRIDGE, LLC
WOODSIDE SPRINGS AT BOULDER CREEK, LLC
WOODSIDE STONEHAVEN, LLC
WOODSIDE STONEYBROOK, LLC
WOODSIDE SUMMERWOOD, LLC
WOODSIDE SUMMIT AT FOOTHILLS RESERVE, LLC
WOODSIDE SUMMIT AT RIVERWALK, LLC
WOODSIDE SUNRISE AT RIVERWALK, LLC
WOODSIDE SUNSET FARMS, LLC
WOODSIDE TALAVERDE, LLC

WOODSIDE TAMPA PALMS, LLC
WOODSIDE TEMPE VILLAGE, LLC
WOODSIDE TEXAS HOLDINGS, LLC
WOODSIDE TEXAS LAND HOLDINGS, LLC
WOODSIDE THURNBECK, LLC
WOODSIDE TIERRA VERDE 301, LLC
WOODSIDE TIMBERLAKE, LLC
WOODSIDE TRAILS NORTH AT HORSEMANS PARK, LLC
WOODSIDE TRIANA, LLC
WOODSIDE TRILLIUM, LLC
WOODSIDE TRINITY OAKS 55, LLC
WOODSIDE TRINITY OAKS, 65, LLC
WOODSIDE TUSCAN OAKS, LLC
WOODSIDE TWO CREEKS 50, LLC
WOODSIDE TWO CREEKS 65, LLC
WOODSIDE TWO CREEKS VILLAS, LLC
WOODSIDE VALENCIA, LLC
WOODSIDE VIA VALENCIA, LLC
WOODSIDE VIA VENTURA, LLC
WOODSIDE VICINATO, LLC
WOODSIDE VILLA PALAZZO, LLC
WOODSIDE VILLA PALERMO, LLC
WOODSIDE VISTA MONTANA, LLC
WOODSIDE WALDEN, LLC
WOODSIDE WATSON 308, LLC
WOODSIDE WESTON RANCH, LLC
WOODSIDE WILDWOOD, LLC
WOODSIDE WILLOWBROOK, LLC
WOODSIDE WOLF CREEK 121, INC.
WOODSIDE WOLF CREEK 126, INC.
WOODSIDE WOLF CREEK 133, INC.
WOODSIDE WOLF CREEK 138, INC.
WOODSIDE WOLF CREEK 77, INC.

By
Name:
Title:

EXHIBIT A

PH HOLDING LLC

10.00% SENIOR NOTES DUE 2012

No. ___________	U.S.$ ___________

CUSIP No.

PH HOLDING LLC, a Delaware limited liability company (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ____________ United States Dollars (U.S.$ __________)[if this Security is a Global Security, then insert — (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S.$__________________ in the aggregate at any time), by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture)] on December 31, 2012,unless repurchased or redeemed on an earlier date, provided, however, that the Company may elect to extend such maturity date for one year, to December 31, 2013, pursuant to the provisions of, and upon satisfaction of the conditions with respect thereto in, the Indenture.

Interest Payment Dates:	March 31, June 30, September 30, and December 31 and Stated Maturity of the Principal
Principal Payment Dates:	March 31, June 30, September 30, and December 31 (commencing December 31, 2010)
Regular Record Dates:	March 15, June 15, September 15, and December 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

PH HOLDING LLC

By:________________________________

Name:

Title:

Attest:

_______________________________

Name:

Dated: _________________________

This is one of the Securities referred to in the within-mentioned Indenture.

[name of trustee]

as Trustee

By:____________________________

Authorized Signatory

Dated: ______________________________

[FORM OF REVERSE]

Indenture; Defined Terms. This Security is one of a duly authorized issue of securities of the Company designated as its “10.00% Senior Notes due 2012” (herein called the “Securities”), limited in aggregate principal amount to U.S.$315,000,000 issued and to be issued under an Indenture dated as of [_________________], 2009 (herein called the “Indenture”) among the Company, the Guarantors (as defined therein), and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of Interest. The Company promises to pay interest on the principal amount of this Security, from [_______________] 2009, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, at the rate of 10.00% per annum, until the principal hereof is due, and at the rate then in effect on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. Of such interest, (i) interest at the rate of 7.00% per annum shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year, commencing December 31, 2009, and (ii) interest at the rate of 3.00% per annum (the “PIK Portion”) shall accrue (but not compound) and be payable on the date of the Stated Maturity of the principal of the Securities (or, if earlier, any earlier date that the principal of the Securities shall be payable in full).  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 15, June 15, September 15, and December 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months.

Method of Payment. Payment of interest on this Security may be made at the option of the Company by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a United States dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than fifteen 15 days prior to the relevant payment date) maintained by the payee.

Payments of Principal. The Company promises to make principal payments as provided in the Indenture, commencing on December 31, 2010, and continuing on each March 31, June 30, September 30 and December 31 thereafter prior to December 31, 2012, and to pay the entire remaining balance of the principal on December 31, 2012, provided, however, that the Company may elect to extend such maturity date for one year, to December 31, 2013, pursuant to the provisions of the Indenture; if such maturity date is extended to December 31, 2013, the Company promises to continue paying such quarterly installments of principal on each March 31,

June 30, September 30 and December 31 on and after December 31, 2010 and prior to December 31, 2013, and to pay the entire remaining balance of the principal on December 31, 2013. Payments of principal shall be made upon the surrender of this Security at the Corporate Trust Office or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S.$2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than fifteen (15) days prior to the relevant payment date) maintained by the payee.

Sinking Fund. No sinking fund is provided for the Securities.

Tax. Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

In any case where the due date for the payment of the principal of, premium, if any, or interest, if any, on any Security shall be, at any Place of Payment a day on which banking institutions at such Place of Payment are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for repurchase, and no interest shall accrue on the amount so payable for the period from and after such due date. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Redemption of Securities. All or any portion of the Securities are subject to redemption at the option of the Company at any time (other than in respect of a Change of Control), and are required to be redeemed under the circumstances set forth in Article 11 of the Indenture, in each case upon not less than thirty (30) nor more than sixty (60) days notice to the Holders prior to the redemption date specified in such notice (the “Redemption Date”). The redemption price (the “Redemption Price”) shall equal one hundred percent (100%) of the principal amount, together with accrued and unpaid interest (including the PIK Portion thereof) to, but excluding, the Redemption Date. The Securities shall not be redeemable at the option of the Company other than pursuant to Article 11 of the Indenture.

Optional Repurchase Upon Change of Control. If a Change of Control occurs, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is equal to U.S. $1,000 or any greater integral multiple of U.S.$1,000) for cash at a Repurchase Price equal to one hundred one percent (101%) of the principal amount thereof plus interest (including the PIK Portion thereof) accrued to, but excluding, the Repurchase Date.

[The following paragraph shall appear in each Registered Security that is not a Global Security:

In the event of repurchase or redemption of this Security in part only, a new Registered Security or Registered Securities for the unrepurchased or unredeemed portion hereof will be issued in the name of the Holder hereof.]

Event of Default and Remedies. If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued and unpaid interest, if any, to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and furnished the Trustee reasonable indemnity, the Trustee shall have failed to institute any such proceeding for sixty (60) days after receipt of such notice, request and offer of indemnity, and the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during such 60-day period. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to redeem or repurchase this Security as provided in the Indenture.

Subsidiary Guarantees. The Securities will be guaranteed by each of the Company’s current and future Domestic Subsidiaries. The obligations of each Guarantor shall be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Security Documents. The Company’s Obligations under this Security, the Indenture and the Security Documents, and the Guarantors’ obligations under the Subsidiary Guarantees, the Indenture and the Security Documents, are secured as provided in the Indenture and the Security Documents.

Amendment, Supplement and Waiver. The Indenture permits, with certain exceptions as therein provided, the amendment thereof, the Securities and the Subsidiary Guarantees and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture, the Securities or the Subsidiary Guarantees at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture, the Securities and the Subsidiary Guarantees and certain past Defaults under the Indenture, the Securities and the Subsidiary Guarantees and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

Denominations; Transfer; Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

[The following paragraph shall appear in each Global Security:

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase, or redemption of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

Persons Deemed Owners. Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Governing Law. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including, without limitation, Section 5-1401 of the New York General Obligations Law.

Authentication. Unless the certificate of authentication has been executed by the Trustee or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

No Recourse. An incorporator, director, officer, Affiliate, stockholder partner or member of the Company or a guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities. The waiver and release does not extend to any claim arising under any federal or state securities laws.

EXHIBIT B

ELECTION OF HOLDER TO REQUIRE REPURCHASE

1.         Pursuant to Section 9.1 of the Indenture, the undersigned hereby elects to have the principal amount of this Security set forth below repurchased by the Company.

2.         The undersigned hereby directs the Trustee or the Company to pay it or ______________ an amount in cash equal to one hundred one percent (101%) of the principal amount to be repurchased (as set forth below), plus interest accrued to the Repurchase Date.

Dated:_______________________________

____________________________________

Signature

Signature Guaranteed

____________________________________

Principal amount to be repurchased:

____________________________________

(must be equal to U.S.$1,000 or any greater

integral multiple of U.S.$1,000):

Remaining principal amount following such repurchase:

____________________________________

EXHIBIT C

[FORM OF NOTATION OF GUARANTEE]

For value received, each undersigned Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, and does hereby unconditionally guarantee, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of [__________________], 2009 (the “Indenture”) among PH Holding LLC (the “Company”), the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and interest on the Securities (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Each Holder of Securities, by accepting the same, agrees to and shall be bound by such provisions.

[NAME OF GUARANTOR(S)

By:
Name:
Title:

EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of _________________, 20__, among _________________ (the “Guaranteeing Subsidiary”), a subsidiary of PH Holding LLC (or its permitted successor), a [_____________] (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and [______________________], as trustee under the indenture referred to below (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of [____________], 2009 providing for the issuance of 10.00% Senior Notes due 2012 (the “Securities”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Securities and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Article 7 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.         CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          AGREEMENT TO GUARANTEE.  The Guaranteeing Subsidiary hereby agrees as follows:

(a)        Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Securities or the obligations of the Company hereunder or thereunder, that:

(i)         the principal of, and premium and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Securities, the Indenture and the Security Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)        in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

(b)         The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, the Indenture or the Security Documents, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)        The following is hereby waived:  diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d)        This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, the Indenture and the Security Documents, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

(e)        If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)         The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)        As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 4 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 4 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee.

(h)        The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)         Pursuant to Section 12.2 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

3.          EXECUTION AND DELIVERY.  Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

4.          GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS; RELEASES. Nothing contained in the Indenture or in any of the Securities shall prevent any sale or other disposition of all or substantially all of the assets of the Guaranteeing Subsidiary, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor; provided that such sale or disposition does not constitute a Change of Control. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of the Guaranteeing Subsidiary from its obligations under its Subsidiary Guarantee. Any release of Collateral of any Guaranteeing Subsidiary will be subject to compliance with the terms of Article 13 of the Indenture.

5.          NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder, member, managing member, partner or agent of the Guaranteeing Subsidiary, in such capacity, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Securities, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Securities by accepting Securities waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

6.          THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA, INCLUDING, WITHOUT LIMITATION, THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401.

7.          COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.          EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

9.          THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: __________ __, 20__

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

PH HOLDING LLC

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[name of Trustee]
as Trustee

By:
Authorized Signatory

SCHEDULE A

List of Competitors of the Company

                Any Person (other than the Company or any of its Subsidiaries) included on the Annual Report of Housing’s Giants (or any successor report) published by Professional Builder magazine (or any successor magazine, publication or on-line database), as such report is revised from time to time (the “Annual Report”).  The Annual Report for 2009 is attached as Annex A to this Schedule A and shall constitute the initial version of the Annual Report; provided, that upon each publication of a revised version of the Annual Report after the Effective Date, such Annex A shall be deemed to be automatically amended and restated to consist of such revised version of the Annual Report, without any further consent of the Board of Directors or the Holders, and without the requirement of any notice to the Trustee or the Holders.

Annex A

2009 Rank	2008 Rank	Company / Location	Total New Resid. Revenue	Total New Resid. Closings *	Housing Type	Other Revenues
1	4	Pulte Homes / Bloomfield Hills, MI	$5,980,289,000	21,022	SFD, SFA	$309,169,000
2	1	D.R. Horton, Inc. / Fort Worth, TX	$5,443,100,000	23,915	SFD, SFA	$378,400,000
3	3	Centex Corp. / Dallas, TX	$5,317,600,000	18,241	SFD, SFA	$0
4	2	Lennar Corp. / Miami, FL	$4,150,717,000	15,735	SFD, SFA	$424,700,000
5	7	NVR, Inc. / Reston, VA	$3,638,702,000	10,741	SFD, SFA	$0
6	6	Hovnanian Enterprises, Inc. / Red Bank, NJ	$3,440,458,000	11,281	SFD, SFA	$130,258,000
7	8	Toll Brothers, Inc. / Horsham, PA	$3,252,900,000	4,885	SFD, SFA	$130,185,000
8	5	KB Home / Los Angeles, CA	$2,940,241,000	12,4381	SFD	$93,695,000
9	11	The Ryland Group, Inc. / Calabasas, CA	$1,856,647,000	7,3521	SFD, SFA	$119,477,000
10	13	Taylor Morrison / Scottsdale, AZ	$1,700,909,000	5,421	SFD, SFA	$71,302,000
11	10	Standard Pacific Homes / Irvine, CA	$1,689,458,187	5,025	SFD, SFA	$28,257,253
12	9	Beazer Homes USA, Inc. / Atlanta, GA	$1,652,928,000	6,624	SFD	$153,080,000
13	14	Meritage Homes Corp. / Scottsdale, AZ	$1,505,117,000	5,627	SFD, SFA	$17,951,000
14	12	M.D.C. Holdings, Inc. / Denver, CO	$1,358,148,000	4,488	SFD, SFA	$99,960,000
15	15	Shea Homes / Walnut, CA	$1,355,765,000	3,225	SFD, SFA	$43,808,000
16	18	Weyerhaeuser Real Estate Company / Federal Way, WA	$1,294,199,000	3,188	SFD, SFA	$113,275,000
17	57	AvalonBay Communities, Inc. / Alexandria, VA	$1,044,300,000	4,036	R	$875,340,000
18	16	Trammell Crow Residential / Dallas, TX	$990,000,000	8,194	R	$0
19	19	David Weekley Homes / Houston, TX	$981,791,670	3,213	SFD, SFA	$0
20	21	The Drees Company / Fort Mitchell, KY	$815,060,000	2,233	SFD, SFA	$30,470,000
21	44	Wood Partners / Marietta, GA	$678,179,288	3,920	SFA, R	$47,699,891
22	30	Highland Homes / Plano, TX	$678,109,000	1,944	SFD	$0
23	45	Hunt Building Company, Ltd. / El Paso, TX	$654,825,012	7,558	R	$456,701,557
24	25	Woodside Homes / North Salt Lake, UT	$619,000,000	2,072	SFD, SFA	$35,500,000
25	26	M/I Homes, Inc. / Columbus, OH	$560,628,000	2,061	SFD, SFA	$47,031,000
26	33	Perry Homes, LLC / Houston, TX	$551,749,000	1,992	SFD, SFA	$17,352,000
27	38	The Villages of Lake Sumter, Inc. / The Villages, FL	$538,771,728	2,236	SFD	$0
28	43	Clark Realty / Arlington, VA	$535,200,000	4,130	R	$26,851,931
29	52	A.G. Spanos Companies / Stockton, CA	$533,800,000	3,360	R	$29,914,000
30	40	Orleans Homebuilders, Inc. / Bensalem, PA	$474,691,000	1,075	SFD, SFA	$11,321,000
31	24	William Lyon Homes / Newport Beach, CA	$468,452,000	1,260	SFD, SFA	$57,626,000
32	36	Mercedes Homes / Melbourne, FL	$448,000,000	1,625	SFD, SFA	$0
33	28	Lincoln Property Company / Dallas, TX	$440,513,000	2,387	R	$1,800,395,600
34	32	WCI Communities, Inc. / Bonita Springs, FL	$429,583,500	690	SFD, SFA	$0
35	46	Brookfield Homes Corp. / Fairfax, VA	$415,000,000	745	SFD	$0

36	39	McGuyer Homebuilders, Inc. (MHI) / Houston, TX	$400,000,000	1,675	SFD	$0
37	42	John Wieland Homes and Neighborhoods, Inc. / Smyrna, GA	$400,000,000	711	SFD, SFA	$0
38	27	Maronda Homes / Pittsburgh, PA	$398,700,000	2,340	SFD	$0
39	50	Ashton Woods Homes / Roswell, GA	$376,814,290	1,393	SFD, SFA	$31,250,000
40	59	Magellan Development Group, LLC / Chicago, IL	$365,306,000	759	SFA, R	$33,733,000
41	53	McCar Homes / Alpharetta, GAI	$362,347,178	1,377	SFD	$0
42	65	Habitat for Humanity International / Americus, GA	$352,105,500	5,459	SFD	$0
43	23	Alliance Residential Company / Phoenix, AZ	$333,815,748	2,269	R	$7,696,723
44	48	Pasquinelli & Portrait Homes / Burr Ridge, IL	$315,000,000	1,800	SFD, SFA	$0
45	75	JPI / Irving, TX	$311,000,000	992	SFA, R	$0
46	54	Shapell Industries / Beverly Hills, CA	$311,000,000	450	SFD	$0
47	74	Epcon Communities Franchising, Inc. / Dublin, OH	$306,800,040	1,272	SFD, SFA	$0
48	34	GL Homes of Florida Holdings / Sunrise, FL	$305,239,450	736	SFD, SFA	$0
49	51	McBride & Son Enterprises, Inc. / Chesterfield, MO	$304,198,966	1,417	SFD, SFA	$92,937,689
50	49	Warmington Homes California I Costa Mesa, CA	$298,831,000	410	SFD, SFA	$0
51	22	WL Homes LLC / Newport Beach, CA	$287,000,000	560	SFD	$0
52	174	Albert D. Seeno Construction Company/Discovery Builders, Inc. / Concord, CA	$282,880,000	722	SFD, R	$183,800,000
53	55	Ivory Homes / Salt Lake City, UT	$276,500,000	719	SFD, SFA	$0
54	31	The Morgan Group, Inc. / Houston, TX	$263,000,000	1,565	R	$0
55	60	Legacy Communities, LLC / Atlanta, GA	$255,150,000	1,350	SFD	$0
56	62	The Corky McMillin Companies / San Diego, CA	$252,326,000	830	SFD	$82,179,000
57	122	LeCesse Development Corp. / Altamonte Springs, FL	$247,779,329	976	SFA, R	$35,613,229
58	84	Darling Homes, Inc. / Frisco, TX	$224,500,000	523	SFD	$2,027,000
59	83	Harkins Builders, Inc. / Marriottsville, MD	$218,000,000	1,617	SFA, R	$30,750,000
60	125	Texas BBL, LP / Irving, TX	$217,200,000	1,997	SFA, R	$1,015,000
61	71	Castle & Cooke, Inc. / Los Angeles, CA	$211,000,000	491	SFD, SFA	$27,000,000
62	115	SummerHill Homes / Palo Alto, CA	$202,750,000	295	SFD, SFA	$13,000,000
63	76	The David Cutler Group / Plymouth Meeting, PA	$199,605,000	366	SFD, SFA	$20,200,000
64	63	Arthur Rutenberg Homes, Inc. / Clearwater, FL	$192,981,000	213	SFD	$0
65	66	Capital Pacific Holdings, Inc. / Newport Beach, CA	$188,008,000	581	SFD	$753,000
66	78	Bowen Family Homes, Inc. / Duluth, GA	$187,065,657	800	SFD, SFA	$31,456,523
67	305	Flournoy Construction Company, LLC / Columbus, GA	$179,496,698	1,792	R	$9,928,306
68	117	Mattamy Homes — U.S. Group / Winter Park, FL	$172,600,000	649	SFD, SFA	$0
69	137	Fortune-Johnson, Inc. / Norcross, GA	$170,000,000	1,136	R	$0
70	68	The Olson Company / Seal Beach, CA	$169,170,000	354	SFD, SFA	$14,240,000
71	20	MCZ Development Corp. / Chicago, IL	$168,510,000	376	SFA	$0

72	70	First Texas Homes, Inc. / Arlington, TX	$165,400,000	857	SFD	$2,950,000
73	64	Fieldstone Residential Communities, LLC / Irvine, CA	$164,000,000	850	SFD	$0
74	108	Wilshire Homes / Austin, TX	$162,000,000	499	SFD	$3,777,000
75	92	Grand Homes / Dallas, TX	$161,091,987	486	SFD	$0
76	87	The Bozzuto Group / Greenbelt, MD	$160,383,972	622	SFD, SFA, R	$365,953,758
77	110	The Beechwood Organization / Jericho NY	$158,764,000	335	SFD, SFA	$1,546,000
78	95	Fulton Homes Corp. / Tempe, AZ	$153,500,000	428	SFD	$0
79	99	Craftmark Group / McLean, VA	$150,616,000	240	SFD, SFA	$0
80	79	Polygon Northwest Company / Bellevue, WA	$149,258,198	492	SFD, SFA	$0
81	171	Wall Homes / Arlington, TX	$148,957,356	670	SFD	$0
82	107	Gemcraft Homes, Inc. / Forest Hill, MD	$148,200,181	501	SFD, SFA	$7,881,207
83	35	Kettler / McLean, VA	$147,000,000	457	SFA, R	$0
84	102	Legend Classic Homes / Houston, TX	$146,400,000	773	SFD	$766,000
85	67	Robson Communities, Inc. / Sun Lakes, AZ	$145,856,978	355	SFD	$0
86	80	Optima, Inc. / Glencoe, IL	$145,770,000	231	SFA	$0
87	-	Heartland Homes, Inc. / Lawrence, PA	$145,250,000	440	SFD, SFA	$0
88	213	Westwood Residential Company / Plano, TX	$142,000,000	1,682	R	$3,000,000
89	90	Choice Homes, Inc. / Irving, TX	$141,754,223	952	SFD, SFA	$0
90	-	The NRP Group / Cleveland, OH	$140,000,000	1,412	R	$74,100,000
91	144	The Mungo Companies / Irmo, SC	$137,234,000	807	SFD, SFA, R	$6,182,000
92	106	Van Metre Companies / Burke, VA	$135,409,978	263	SFD, SFA	$57,058,113
93	111	Arbor Custom Homes / Beaverton, OR	$135,167,891	395	SFD, SFA	$0
94	-	MCL Companies / Chicago, IL	$133,336,580	179	SFD, SFA	$2,525,000
95	124	Stanley Martin / Reston, VA	$132,846,000	255	SFD, SFA	$8,687,000
96	91	Picerne Real Estate Group / Phoenix, AZ	$132,428,116	979	SFD, R	$66,784,463
97	121	Sotherby Homes / Plano, TX	$130,000,000	299	SFD	$0
98	88	Holiday Builders, Inc. / Melbourne, FL	$129,913,000	735	SFD	$2,743,229
99	109	Fischer Homes / Crestview Hills, KY	$127,408,000	603	SFD, SFA	$0
100	134	Dan Ryan Builders, Inc. / Frederick, MD	$126,353,433	487	SFD, SFA	$6,581,928
101	118	CBH Homes / Meridian, ID	$126,000,000	737	SFD, SFA	$0
102	158	SC Bodner Company, Inc. / Indianapolis, IN	$125,000,000	1,550	R	$0
103	103	Gehan Homes / Dallas, TX	$125,000,000	716	SFD	$0
104	120	TH Properties / Harleysville, PA	$124,716,000	385	SFD, SFA	$0
105	119	Miller and Smith, Inc. / McLean, VA	$118,615,250	259	SFD, SFA	$22,403,756
106	81	Jim Walter Homes, Inc. / Tampa, FL	$118,500,000	1,252	SFD	$201,000,000
107	146	Partners in Building, LP / Norwood Homes, Inc. / Houston, TX	$115,273,775	204	SFD	$1,241,620
108	56	Atreus Homes & Communities / Atlanta, GA	$114,134,000	614	SFD, SFA	$0

109	148	Ball Homes, Inc. / Lexington, KY	$113,934,791	583	SFD	$0
110	93	Eastwood Construction Company / Charlotte, NC	$113,888,182	581	SFD	$0
111	73	American West Development, Inc. / Las Vegas, NV	$111,813,627	383	SFD	$33,862,479
112	150	Van Daele Communities / Riverside, CA	$111,000,000	370	SFD	$0
113	89	Comstock Homebuilding Companies, Inc. / Reston, VA	$110,193,385	391	SFD, SFA, R	$2,919,913
114	151	Westport Homes, Inc. / Indianapolis, IN	$110,170,000	609	SFD	$0
115	178	MBK Homes, LLC / Irvine, CA	$107,693,778	169	SFD, SFA	$0
116	104	T.W. Lewis Company / Tempe, AZ	$107,294,250	172	SFD	$0
117	279	Epoch Properties, Inc. / Winter Park, FL	$106,500,000	1,344	R	$2,500,000
118	182	Embrey Partners, Ltd. / San Antonio, TX	$105,870,408	823	R	$160,881,567
119	205	NSH Corp. dba Signature Homes / Hoover, AL	$105,143,450	346	SFD, SFA	$5,076,272
120	169	Elliott Homes, Inc. / Folsom, CA	$104,475,000	298	SFD	$44,316,000
121	249	HHHunt Corp. / Blacksburg, VA	$103,442,549	690	SFD, SFA, R	$147,504,281
122	97	William Ryan Homes / Schaumburg, IL	$102,745,000	397	SFD	$0
123	141	Hayden Homes / Redmond, OR	$102,451,000	569	SFD	$0
124	138	Rhodes Homes / Las Vegas, NV	$102,300,000	330	SFD	$0
125	183	Tilson Home Corp. / Houston, TX	$99,600,000	556	SFD	$387,800
126	163	S&A Homes, Inc. / State College, PA	$99,400,000	449	SFD, SFA, R	$0
127	143	The Jones Company of TN, LLC / Consort Homes, LLC / Franklin, TN	$98,395,755	298	SFD	$1,842,028
128	136	Dominion Homes, Inc. / Dublin, OH	$98,200,000	516	SFD, SFA	$0
129	160	Haseko Homes, Inc. / Ewa Beach, HI	$97,300,000	194	SFD, SFA	$0
130	-	Ambling Companies, Inc. / Valdosta, GA	$95,148,000	723	R	$0
131	58	Sares-Regis Group / Irvine, CA	$89,649,000	194	SFD, SFA	$251,735,000
132	116	Village Homes of Colorado, Inc. / Englewood, CO	$88,208,073	210	SFD	$0
133	100	ICI Homes (Intervest Construction, Inc.) / Daytona Beach, FL	$87,513,200	269	SFD, SFA	$43,465,770
134	142	History Maker Homes / North Richland Hills, TX	$87,479,223	651	SFD	$0
135	139	John Mourier Construction, Inc. / Roseville, CA	$87,000,000	226	SFD	$0
136	131	The Rottlund Company, Inc. / Roseville, MN	$86,924,000	383	SFD, SFA	$2,239,000
137	206	Galaxy Builders, Ltd. / San Antonio, TX	$86,776,952	1,364	SFA, R	$20,015,785
138	274	Marlyn Development Corp. / Virginia Beach, VA	$85,000,000	700	R	$600,000
139	152	Main Street, Ltd. / Austin, TX	$84,115,000	607	SFD	$0
140	175	Classic Homes (Elite Properties of America, Inc.) / Colorado Springs, CO	$84,047,113	225	SFD, SFA	$11,728,513
141	227	Heritage Building Group / Jamison, PA	$84,000,000	208	SFD, SFA	$45,997,000
142	193	Harbour Homes (Geonerco, Inc.) / Everett, WA	$84,000,000	200	SFD	$0
143	192	Essex Homes Southeast, Inc. and Premier Homes, Inc. / Lexington, SC	$83,179,679	340	SFD	$518,510
144	201	Keystone Custom Homes / Lancaster, PA	$81,273,000	348	SFD, SFA, R	$2,015,800
145	168	Armadillo Construction Company, Ltd. / San Antonio, TX	$80,963,235	495	SFD	$1,459,097

146	96	Centerline Homes / Coral Springs, FL	$80,828,173	285	SFD, SFA	$6,495,866
147	157	Applied Building Development, Inc. / New York, NY	$80,000,000	160	SFD	$0
148	-	Hunter Communities, Inc. / Huntsville, AL	$79,739,089	602	SFD	$0
149	214	Highland Holdings, Inc. dba Highland Homes / Lakeland, FL	$78,177,500	395	SFD, R	$22,800,000
150	207	Imperial Homes / Houston, TX	$71,284,293	273	SFD	$0
151	200	Hubble Homes, LLC / Meridian, ID	$71,114,095	424	SFD	$4,135,629
152	161	Peachtree Residential Properties / Suwanee, GA	$70,329,000	135	SFD, SFA	$570,000
153	230	Rausch Coleman Homes, LLC / Fort Smith, AR	$69,508,000	521	SFD	$9,923,000
154	190	HPH Properties, LLC / Birmingham, AL	$69,080,000	296	SFD	$2,120,000
155	114	Park Square Homes / Orlando, FL	$67,500,000	270	SFD	$0
156	130	John Willis Homes / Duluth, GA	$67,208,509	122	SFD	$0
157	86	Avatar Holdings, Inc. / Coral Gables, FL	$66,060,000	247	SFD	$45,940,000
158	172	Reynen & Bardis Communities / Mather, CA	$66,000,000	210	SFD	$0
159	255	Neal Communities / Bradenton, FL	$65,867,000	159	SFD, SFA	$0
160	145	Sharp Residential, LLC / Alpharetta, GA	$65,031,196	192	SFD, SFA	$105,541
161	153	Matthews Homes / Stockton, CA	$64,600,000	224	SFD	$0
162	244	Desert View Homes / El Paso, TX	$63,563,225	487	SFD	$75,000
163	278	LGI Homes, Ltd. / Conroe, TX	$63,385,154	475	SFD	$0
164	292	Simpson Housing, LLLP / Denver, CO	$63,350,905	494	R	$205,534,852
165	221	CastleRock Communities / Houston, TX	$63,349,737	386	SFD	$0
166	273	Charter Homes & Neighborhoods / Lancaster, PA	$63,303,000	180	SFD, SFA, R	$391,000
167	-	Basheer & Edgemoor / Vienna, VA	$62,943,000	66	SFD, SFA	$1,226,000
168	204	Ole South Properties, Inc. / Murfreesboro, TN	$62,782,775	405	SFD, SFA	$570,359
169	220	Firstar Homes, Inc. / dba Great Southern Homes / Columbia, SC	$62,500,000	414	SFD	$0
170	149	The Community Builders, Inc. / Boston, MA	$62,376,700	342	SFD, R	$58,879,066
171	162	EYA, LLC / Bethesda, MD	$60,968,000	93	SFA	$0
172	199	Shugart Enterprises, LLC / Winston-Salem, NC	$60,448,150	374	SFD, SFA	$540,427
173	173	Pacific Communities Builder, Inc. / Newport Beach, CA	$60,000,000	156	SFD	$7,500,000
174	177	Simonini Builders, Inc. / Charlotte, NC	$59,871,000	56	SFD	$7,778,000
175	240	Keystone Builders Resource Group & Affiliates / Richmond, VA	$59,000,000	257	SFD	$1,395,000
176	211	Gentry Homes, Ltd. / Honolulu, HI	$58,863,000	93	SFD	$0
177	259	Anderson Homes, Inc. / Raleigh, NC	$58,672,759	311	SFD	$0
178	-	H & H Constructors, Inc. dba H & H Homes / Fayetteville, NC	$58,565,294	276	SFD	$0
179	215	Berks Homes / Mohnton, PA	$58,564,633	191	SFD, SFA	$6,912,2441
180	-	Caviness and Cates Communities / Fayetteville, NC	$58,280,000	382	SFD, R	$5,997,600
181	271	Home Creations / Moore, OK	$57,875,000	385	SFD	$7,300,000
182	-	Alpha Construction Company, Inc. / Van Nuys, CA	$57,000,000	261	SFA, R	$0

183	129	Lakewood Homes, Inc. / Hoffman Estates, IL	$55,845,770	199	SFD, SFA	$0
184	242	Marrano / Marc Equity Corp. / West Seneca, NY	$55,566,000	161	SFD	$9,951,000
185	-	Regent Homes, LLC / Nashville, TN	$54,126,643	290	SFD, SFA, R	$8,273,000
186	184	The Landmark Companies / Jackson, MS	$53,691,931	517	SFD, SFA, R	$32,682,069
187	203	Traton Homes / Marietta, GA	$53,500,000	142	SFD, SFA	$0
188	218	Hills Communities, Inc. / Cincinnati, OH	$53,341,652	302	SFD, SFA	$78,859,315
189	299	Jeff Benton Homes Inc. / Huntsville, AL	$52,730,269	161	SFD	$0
190	170	Legend Homes Corp. / Portland, OR	$51,727,911	142	SFD, SFA	$0
191	237	Norris Homes, Inc. / Mercer Island, WA	$51,468,577	96	SFD	$0
192	245	Paul Taylor Homes, Ltd. / Dallas, TX	$51,202,000	128	SFD	$0
193	128	Brown Family Communities / Tempe, AZ	$51,000,000	171	SFD	$0
194	295	Ideal Homes / Norman, OK	$50,000,000	304	SFD	$1,883,140
195	189	Bennett Homes / Bellevue, WA	$50,000,000	100	SFD	$0
196	235	Eagle Construction of Va., LLC / Glen Allen, VA	$49,709,907	128	SFD, SFA	$1,601,512
197	188	California Pacific Homes, Inc. / Irvine, CA	$49,272,000	87	SFD	$282,062,000
198	-	Lee Homes / Marina Del Rey, CA	$48,909,693	94	SFD, SFA	$0
199	378	True Homes, LLC / Monroe, NC	$48,900,000	297	SFD	$0
200	298	Mayer Homes / St. Louis, MO	$48,793,000	108	SFD, SFA	$9,341,000
201	270	Simmons Homes, LLC / Owasso, OK	$48,753,000	278	SFD	$738,000
202	219	The Knight Group, Inc. / Jonesboro, GA	$48,745,300	305	SFD	$0
203	127	Cachet Homes / Scottsdale, AZ	$48,595,166	99	SFD, SFA	$2,838,360
204	224	Homebuilding Partners, Inc. / Tampa, FL	$48,510,000	198	SFD, R	$0
205	301	McStain Neighborhoods / Louisville, CO	$48,200,000	127	SFD, SFA	$0
206	222	Meridian Homes USA, Inc. / Loganville, GA	$48,184,822	232	SFD	$3,026,913
207	202	Astoria Homes / Las Vegas, NV	$47,627,897	198	SFD	$1,176,119
208	250	Forino Company, LP / Sinking Spring, PA	$47,503,400	214	SFD, SFA, R	$7,938,936
209	216	Wathen-Castanos-Mazmanian / Fresno, CA	$47,405,480	184	SFD	$0
210	258	SEDA Construction Company / Jacksonville, FL	$47,202,000	209	SFD	$0
211	324	United-Bilt Homes, LLC / Shreveport, LA	$46,984,422	382	SFD	$10,137,239
212	251	EG Stoltzfus Homes, LLC / Lancaster, PA	$46,953,029	171	SFD, SFA	$3,224,615
213	195	David Powers Homes, Inc. / Houston, TX	$46,000,000	138	SFD	$0
214	306	Viking Construction, Inc. / Hayden, ID	$45,500,000	217	SFD, R	$0
215	353	Herman & Kittle Properties, Inc. / Indianapolis, IN	$45,289,072	2,172	R	$1,554,479
216	318	California Home Builders / Canoga Park, CA	$45,276,200	90	SFD, R	$4,692,337
217	269	Fieber Group, LLC / New Canaan, CT	$45,260,000	718	SFD, SFA	$0
218	-	Westin Homes / Sugar Land, TX	$44,516,295	166	SFD	$195,000
219	164	Caruso Homes, Inc. / Crofton, MD	$44,500,000	100	SFD, SFA	$0

220	-	Doster Construction Company / Birmingham, AL	$44,106,737	456	R	$0
221	323	Edward Rose Building Enterprise / Farmington Hills, MI	$44,000,000	941	R	$315,000,000
222	225	Buena Vista Custom Homes / Lake Oswego, OR	$43,600,000	130	SFD	$0
223	185	Vantage / Raylee Homes / Rio Rancho, NM	$42,200,000	204	SFD	$0
224	262	Rivendale Homes, Inc. / Santa Rosa, CA	$42,176,189	94	SFD	$78,234
225	254	Medallion Homes / San Antonio, TX	$42,147,000	189	SFD	$0
226	241	JTS Communities / Sacramento, CA	$42,000,000	120	SFD	$0
227	-	Woodland Homes of Huntsville, Inc. / Madison, AL	$41,970,260	194	SFD, SFA, R	$883,953
228	77	Trend Homes / Gilbert, AZ	$41,622,000	192	SFD	$0
229	275	Tim Lewis Communities / Roseville, CA	$41,400,000	125	SFD	$0
230	294	Cheldan Homes / Fort Worth, TX	$40,000,000	257	SFD	$0
231	288	Premier Communities, Inc. / Puyallup, WA	$39,625,000	150	SFD	$10,395,000
232	212	Pringle Development, Inc. / Eustis, FL	$39,600,000	197	SFD	$0
233	239	Issa Homes, Inc. / Celebration, FL	$39,268,156	51	SFD, SFA	$0
234	314	Providence Homes / Jacksonville, FL	$39,254,055	141	SFD	$0
235	159	Pageantry Homes / Las Vegas, NV	$39,000,000	169	SFD	$0
236	335	Trophy Homes, LC / Orem, UT	$38,000,000	205	SFD, SFA	$0
237	154	Shelby Homes, Inc. / Fort Lauderdale, FL	$37,075,000	155	SFD, SFA	$0
238	322	Streetman Homes, Ltd., LLP / Austin, TX	$36,674,977	99	SFD	$87,326
239	232	Ryder Homes / Walnut Creek, CA	$36,633,269	64	SFD	$5,816,215
240	105	Trimark Pacific Homes, LP / Westlake Village, CA	$35,300,000	82	SFD	$0
241	238	USA Properties Fund, Inc. / Roseville, CA	$35,290,000	224	R	$4,008,370
242	226	Boone Homes, Inc. / Manakin-Sabot, VA	$34,946,447	58	SFD	$0
243	337	Granite Ridge Builders, Inc. by Tony Reincke / Fort Wayne, IN	$34,838,329	203	SFD	$3,194,338
244	246	Century Homebuilders / Miami, FL	$34,800,000	116	SFA	$0
245	284	Keystone Homes, Inc. / Augusta, GA	$34,084,204	199	SFD, SFA	$585,400
246	311	CareFree Homes / El Paso, TX	$34,000,000	207	SFD	$0
247	234	Conner Homes Company / Bellevue, WA	$34,000,000	62	SFD	$0
248	268	Gateway Homes, Ltd. / Houston, TX	$33,564,878	233	SFD	$0
249	248	TK Constructors / Yorktown, IN	$33,000,000	200	SFD	$0
250	191	JLS Custom Homes / Beaverton, OR	$33,000,000	100	SFD	$0
251	352	PCS Homes / Millersville, MD	$32,800,537	186	SFD, SFA	$13,185,570
252	272	A.F. Sterling Home Builders, Ltd. / Tucson, AZ	$32,650,000	79	SFD	$0
253	302	Bonterra Builders / Matthews, NC	$32,469,395	123	SFD, SFA	$197,658
254	350	Betenbough Homes / Lubbock, TX	$32,375,000	238	SFD	$847,000
255	340	Minks Custom Homes, Inc. / Ramsey, MN	$32,030,124	104	SFD	$2,321,351
256	315	Shodeen, Inc. / Geneva, IL	$32,000,000	78	SFD	$21,000,000

257	261	Remington Homes, LLC / Elgin, IL	$31,914,100	94	SFD, SFA	$0
258	357	Michael Sivage Homes & Communities, Ltd. / Albuquerque, NM	$31,499,863	228	SFD	$233,832
259	229	Hamlet Homes Corp. / Salt Lake City, UT	$31,043,555	116	SFD, SFA	$0
260	-	Stylecraft Builders, Inc. / College Station, TX	$31,000,000	195	SFD	$3,580,000
261	236	Perry Homes, Inc. / Murray, UT	$31,000,000	100	SFD	$0
262	101	Cornerstone Group / Coral Gables, FL	$30,900,000	172	SFA	$0
263	375	Bloomfield Homes, LP / Southlake, TX	$30,780,000	164	SFD	$0
264	281	Ennis Homes / Porterville, CA	$30,743,733	138	SFD	$8,211,702
265	368	The Oberer Companies / Miamisburg, OH	$30,439,480	131	SFD	$9,959,906
266	285	SunRiver St. George Development, LC / St. George, UT	$30,372,000	79	SFD	$6,466
267	-	American Legend Homes, Ltd. / Dallas, TX	$30,295,000	117	SFD	$0
268	291	Rockford Homes, Inc. / Columbus, OH	$30,247,582	116	SFD, SFA	$22,787,038
269	267	Whittaker Builders, Inc. / St. Charles, MO	$30,032,983	206	SFD, SFA, R	$0
270	-	McBee Homes / White Settlement, TX	$30,000,000	139	SFD	$8,000,000
271	319	Landmark Valley Homes / McAllen, TX	$29,933,100	226	SFD	$0
272	156	Frontier Homes, LLC / Ontario, CA	$29,000,000	145	SFD	$0
273	345	Landstar Development Group / Coral Gables, FL	$29,000,000	69	SFD	$0
274	-	Forbes Capretto Homes / Getzville, NY	$28,800,000	62	SFD	$1,200,000
275	286	Lombardo Companies / Washington, MI	$28,589,776	196	SFD, SFA, R	$12,799,000
276	276	FCB Homes / Stockton, CA	$28,500,000	80	SFD	$0
277	257	McKee Builders (The McKee Group) / Springfield, PA	$28,434,881	83	SFD, SFA	$0
278	326	Dreamcraft Homes / Auburn, WA	$28,200,000	88	SFD	$0
279	256	MJC Companies / Macomb, MI	$27,428,802	155	SFD, SFA	$2,369,518
280	-	Meeting Street Homes & Communities / Charlotte, NC	$27,070,000	135	SFD, SFA	$0
281	384	Antares Homes, Ltd. / Arlington, TX	$26,975,577	182	SFD	$0
282	313	Vantage Homes Corp. / Colorado Springs, CO	$26,970,436	59	SFD	$0
283	296	The IDI Group Companies / Arlington, VA	$26,926,426	80	SFA	$0
284	343	Southern Homes, LLC / Slidell, LA	$25,953,798	126	SFD, SFA	$224,734
285	247	Casa Linda Homes / McAllen, TX	$25,191,000	231	SFD	$0
286	346	Sumeer Homes, Inc. / Irving, TX	$24,962,606	102	SFD	$0
287	351	Brookstone Homes / Oconomowoc, WI	$24,749,417	104	SFD, SFA	$0
288	-	Braselton Homes / Corpus Christi, TX	$24,600,000	130	SFD	$0
289	186	Breakstone Construction Company / Hollywood, FL	$24,500,000	106	SFD, SFA	$1,300,000
290	341	JKB Homes / Turlock, CA	$24,047,390	74	SFD	$0
291	-	Moeder Construction, LLC / Wichita, KS	$24,000,000	161	SFD	$0
292	338	Greenvale Construction, LLC / Murfreesboro, TN	$24,000,000	138	SFD	$0
293	277	Young Homes / Rancho Cucamonga, CA	$24,000,000	80	SFD	$0

294	208	Westrum Development Company / Fort Washington, PA	$23,465,000	70	SFA	$14,395,000
295	-	Thornton Homes, Inc. / Birmingham, AL	$23,456,500	109	SFD, SFA	$0
296	-	Tricord Homes / Fredericksburg, VA	$23,275,000	95	SFD	$0
297	396	Schieler & Rassi Quality Builders, Inc. / Deer Creek, IL	$23,141,000	87	SFD	$0
298	243	Signature Homes (Plaster Development.) / Las Vegas, NV	$22,726,461	95	SFD	$325,000
299	369	Homestead NW Dev. Company / Lynden, WA	$22,584,816	81	SFD, SFA	$11,700,000
300	-	Starpointe Communities / Scottsdale, AZ	$22,436,000	58	SFA	$0
301	334	Donald H. Allen Development, Inc. / Auburn, AL	$22,233,712	62	SFD	$0
302	329	Ence Homes / St. George, UT	$22,112,262	95	SFD	$9,370,364
303	-	Pepper Viner Homes / Tucson, AZ	$22,107,866	60	SFD	$0
304	380	Spinell Homes, Inc. / Anchorage, AK	$21,611,740	69	SFD, SFA	$2,776,833
305	309	Lowder New Homes, Inc. / Montgomery, AL	$21,557,125	82	SFD	$704,255
306	361	Kaerek Homes, Inc. / West Allis, WI	$21,500,000	101	SFD	$6,100,000
307	367	Grayhawk Homes, Inc. / Columbus, GA	$21,440,889	106	SFD	$156,025
308	320	SeaGate Homes, LLC / Palm Coast, FL	$21,125,000	105	SFD	$0
309	-	Lazarus-Shouse Communities, LLC / Greenville, SC	$21,000,000	87	SFD	$0
310	289	Renar Development Company / Jensen Beach, FL	$20,425,265	102	SFD, SFA	$8,211,856
311	383	Hans Hagen Homes, Inc. / Fridley, MN	$20,375,000	74	SFD, SFA	$8,677,000
312	310	Patrick Malloy Communities, LLC / Carrollton, GA	$20,100,000	109	SFD, SFA	$4,800,000
313	356	Kendall Homes / Katy, TX	$19,797,075	115	SFD, SFA	$0
314	371	Bigelow Homes / Aurora, IL	$19,745,300	95	SFD	$0
315	358	Cassidy Homes / Winter Haven, FL	$19,407,000	86	SFD, SFA	$228,100
316	325	JD Pierce Company, Inc. / Irvine, CA	$19,146,923	90	SFD, R	$4,456,771
317	342	Triton Homes / Clive, IA	$18,600,000	162	SFA, R	$205,000
318	112	Element Homes / Tempe, AZ	$18,354,000	69	SFD	$0
319	349	Sun Country Homes, Inc. / Battle Ground, WA	$18,054,000	84	SFD	$0
320	194	Brehm Communities / Carlsbad, CA	$18,000,000	90	SFD	$0
321	359	Key Land Homes / Prior Lake, MN	$17,500,000	70	SFD	$0
322	-	Anderson Homes / Lodi, CA	$17,477,433	50	SFD	$0
323	381	Eastbrook Homes, Inc. / Grand Rapids, MI	$17,454,253	91	SFD, SFA	$12,554,563
324	304	Cooper Homes, Inc. / Rogers, AR	$17,277,000	54	SFD, SFA	$96,000
325	389	Omega Homes, Inc. / Allentown, PA	$17,017,000	70	SFD, SFA	$920,234
326	376	Weiss Homes, Inc. / South Bend, IN	$16,729,788	105	SFD	$3,640,269
327	394	Conaway Homes / Whitehouse, TX	$16,525,803	107	SFD, R	$539,348
328	362	Rohde Construction Company, Inc. / Kentwood, MI	$16,519,000	199	R	$39,290,000
329	373	Southern Homes of Polk County / Lakeland, FL	$16,380,000	91	SFD	$0
330	327	H S Development Company, LLC / Bakersfield, CA	$16,150,000	85	SFD	$800,000

331	-	Stevens Building Company dba Stevens Fine Homes / Wilmington, NC	$16,112,759	74	SFD, SFA	$1,592,481
332	328	Genesis Designer Homes, LLC / Savannah, GA	$15,300,000	86	SFD, SFA	$0
333	-	Design Tech Homes, LP / Spring, TX	$15,000,000	146	SFD	$0
334	-	Olin Homes, LLC / Vancouver, WA	$14,448,388	74	SFD	$87,852
335	360	Canterra Homes / Scottsdale, AZ	$14,315,106	66	SFD	$0
336	331	Venture Homes / Marietta, GA	$14,000,000	75	SFD, SFA	$0
337	365	Artistic Homes, Inc. / Albuquerque, NM	$13,780,000	71	SFD	$0
338	228	Kalian Companies / Red Bank, NJ	$13,749,652	77	SFD, SFA	$0
339	397	Gold Medallion Homes, LLC / Monroe, NC	$13,223,000	54	SFD	$469,717
340	363	FaxonGillis Homes, Inc. / Cordova, TN	$12,600,000	58	SFD	$0
341	385	Providence Homes, Inc. / Mesa, AZ	$12,000,000	86	SFD	$0
342	-	Southern Home Builders / Wilmington, NC	$12,000,000	75	SFD	$0
343	330	StoryBook Homes, LLC / Las Vegas, NV	$11,700,000	50	SFD	$0
344	-	Sabal Homes, LLC / Mount Pleasant, SC	$11,451,089	54	SFD, SFA	$122,428
345	400	Taylor Building Corp. of America / Louisville, KY	$11,425,000	75	SFD	$0
346	260	Kennedy Homes / Deerfield Beach, FL	$11,100,000	71	SFD	$0
347	399	Ideal Suburban Homes, Inc. / Decatur, IN	$11,084,610	114	SFD, R	$110,556
348	395	Robertson Brothers Company / Bloomfield Hills, MI	$11,021,533	66	SFD, SFA	$0
349	-	Onyx Homes, LP / Irving, TX	$8,976,712	61	SFD	$0
350	391	John Kavanagh Company / Greensboro, NC	$7,900,000	55	SFD, SFA	$0

Italics= Estimates

* Completions for rental

SFD = Single-family detached

SFA = Single-family attached

R = Rental

SCHEDULE B

List of Existing Indebtedness

SCHEDULE C

List of Existing Liens

SCHEDULE D

List of Existing Investments